                             ASSET SALE AGREEMENT


                                     Among


                                ORTHOVITA, INC.


                                      And


                             VITA LICENSING, INC.


                                      And


                           IMPLANT INNOVATIONS, INC.


                         Dated as of February 10, 2000

                                TABLE OF CONTENTS
                                -----------------


                                                            Page
                                                            ----
RECITALS....................................................  3

ARTICLE I DEFINITIONS.......................................  3

ARTICLE II SALE OF ASSETS...................................  5

ARTICLE III CONSIDERATION...................................  5

ARTICLE IV CLOSING..........................................  7

ARTICLE V COVENANTS AND AGREEMENTS..........................  7

ARTICLE VI REPRESENTATIONS AND WARRANTIES................... 12

ARTICLE VII SURVIVAL OF REPRESENTATIONS; INDEMNITY.......... 16

ARTICLE VIII TERMINATION OF AGREEMENT....................... 19

ARTICLE  IX MISCELLANEOUS................................... 20

SCHEDULES

     Schedule 1.2        Biogran(R) Know-How
     Schedule 1.3        Biogran(R) Patents
     Schedule 1.4        Biogran(R) Regulatory Approvals
     Schedule 1.5        Biogran(R) Trademarks
     Schedule 1.6        Contracts
     Schedule 1.7        Equipment
     Schedule 1.9        Inventory
     Schedule 1.11       Marketing Materials
     Schedule 1.14       Specifications
     Schedule 3.3.2      Revised Inventory List
     Schedule 3.5        Purchase Price Allocation
     Schedule 3.7        Current CORTOSS(TM) and ORTHOCOMP(TM) Products
     Schedule 4.2A       Form of Biogran(R) Patent Assignment
     Schedule 4.2B       Form of Biogran(R) Regulatory Approval Assignment
     Schedule 4.2C       Form of Biogran(R) Trademark Assignment
     Schedule 4.3.1      Wiring Instructions
     Schedule 6.1.5      Pending Actions
     Schedule 6.1.10     Suppliers

     Schedule 6.1.14     Studies and Information

EXHIBITS

     Exhibit 4.2D       Form of Escrow Agreement
     Exhibit 4.2E       Form of Bill of Sale
     Exhibit 4.2F       Form of Termination Agreement for Distribution Agreement
     Exhibit 4.2G       Form of Assignment of Contracts
     Exhibit 4.2H       Form of Legal Opinion of Sellers' Counsel
     Exhibit 4.3A       Form of Legal Opinion of Purchaser's Counsel

                             ASSET SALE AGREEMENT
                             --------------------

This ASSET SALE AGREEMENT is dated as of February 10, 2000 (the "Signing Date") among ORTHOVITA, INC., a Pennsylvania corporation ("Orthovita"), and VITA LICENSING, INC., a Delaware corporation ("Vita Licensing", collectively with Orthovita, the "Sellers") and IMPLANT INNOVATIONS, INC., a Florida corporation ("Implant Innovations" or "Purchaser").

                                   RECITALS
                                   --------

               WHEREAS, Orthovita and Implant Innovations entered into a Global Distribution Agreement on April 29, 1998 (the "Distribution Agreement") to facilitate the global distribution of Finished Product (as defined below) for dental surgical indications and the parties wish to terminate the Distribution Agreement in favor of this Asset Sale Agreement; and

               WHEREAS, Sellers wish to sell Purchaser the Transferred Assets (as defined below) and Purchaser desires to purchase from the Sellers the Transferred Assets necessary for the manufacture and sale of Finished Product; and

               WHEREAS, Vita Licensing is the sole assignee of the Biogran(R) Patents (as defined below) referred to in Title I of Schedule 1.3, Orthovita is
                                                     ------------
the sole assignee of the Biogran(R) Patents referred to in Title II of Schedule
                                                                       --------
1.3, and Orthovita is the sole owner of the Biogran(R) Trademarks, the Biogran
---
(R) Know-How, the Biogran(R) Regulatory Approvals, the Equipment, the Contracts, the Marketing Materials, and the Inventory (each as defined below).

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

1.1 "Agreement" shall mean this document and any annex, addendum, exhibit, attachment, schedule or modification hereto.

1.2 "Biogran(R) Know-How" shall mean all currently existing proprietary material and information including data, technical information, know-how, experience, inventions, discoveries, trade secrets, compositions of matter and methods, whether or not patentable or confidential, solely as they relate to and are necessary for the manufacture and packaging of Finished Product, owned by Sellers and described in Schedule 1.2.
                                                ------------

1.3 "Biogran(R) Patents" shall mean the patents and patent applications listed in Schedule 1.3 and any patents issuing therefrom.
        ------------

1.4 "Biogran(R) Regulatory Approvals" shall mean with respect to the United States and the European Union, all authorizations, licenses or permits required by the appropriate governmental entity or entities and necessary for commercial sale of Finished Product in that territory including, without limitation and where applicable, approval of labeling, price, reimbursement and manufacturing, owned by Sellers and listed in Schedule 1.4.
                                    ------------

1.5 "Biogran(R) Trademarks" shall mean the registered and unregistered trademarks for Finished Product, owned by Sellers and identified in
     Schedule 1.5.
     ------------

1.6 "Contracts" shall mean all the contracts relating to Finished Product manufacture, sale, and research, and use of the Transferred Assets, to be transferred from Sellers to Purchaser, and identified in Schedule 1.6,
                                                              ------------
     Subsection A.
     ------------

1.7 "Equipment" shall mean that equipment used for the manufacture and packaging of Finished Product and identified in Schedule 1.7.
                                                     ------------

1.8 "Finished Product" shall mean Product packaged, labeled and boxed with instructions for use, and ready for distribution to the customer.

1.9 "Inventory" shall mean all inventories of (a) Finished Product, (b) raw materials, (c) Packaged Product, and (d) packaging materials used in the manufacture and packaging of Finished Product that are owned by Sellers and are in the possession or under the control of Sellers and identified in
     Schedule 1.9.
     ------------

1.10 "Knowledge" shall mean the knowledge of each corporate officer of the party or parties. An individual is deemed to have knowledge of a particular fact or matter if (a) such individual is actually aware of the fact or matter or
     (b) a prudent individual could be expected to discover or otherwise become aware of the fact or matter in the course of performing his or her ordinary duties in a competent manner.

1.11 "Marketing Materials" shall mean all of the currently existing marketing materials owned by Sellers and used by Purchaser in relation to Finished Product distribution and identified in Schedule 1.11.
                                            -------------

1.12 "Packaged Product" shall mean Product packaged, labeled and boxed with instructions for use, but not ready for distribution to customer.

1.13 "Product" shall mean bioactive glass granules that are formulated for use as a bone substitute known as Biogran(R) brand bone substitute and are covered by a claim of a Biogran(R) Patent.

1.14 "Specifications" shall mean the written specifications for the Finished Product attached as Schedule 1.14, as the same may be amended from time to
                         -------------
     time by Sellers in accordance with U.S. Food and Drug Administration ("FDA") requirements and other regulatory requirements.

                                  ARTICLE II
                                  ----------
                                SALE OF ASSETS
                                --------------

2.1     Sale and Purchase of Assets. Subject to and upon the terms and
        ---------------------------
        conditions set forth in this Agreement, Sellers shall, at the Closing provided for in Article IV, grant, sell, transfer, convey, assign and deliver to Purchaser all their respective interests in, and Purchaser shall purchase, the following assets, properties and rights of every kind and description, real, personal and mixed, tangible and intangible (including all causes of action, rights of action, contract rights and claims against third parties), wherever situated as the same shall exist on the Closing Date (as defined below) (the assets being purchased from Sellers are sometimes collectively referred to as the "Transferred Assets"): (1) the Biogran(R) Patents, Biogran(R) Trademarks, and Biogran(R) Know-How (collectively, the "Intellectual Property"); (2) the Biogran(R) Regulatory Approvals; (3) the Equipment; (4) the Contracts; (5) the Marketing Materials; and (6) the Revised Inventory (as defined below).

2.2     Liabilities. With the exception of payments due under the Contracts, the
        -----------
        Transferred Assets are hereby conveyed free and clear of all debts, taxes, claims, options, liabilities, obligations, liens and encumbrances. Title to and risk of loss of the Transferred Assets shall pass to Purchaser as of the Closing (as defined below).

                                  ARTICLE III
                                  -----------
                                 CONSIDERATION
                                 -------------

3.1     Purchase Price. On the Closing Date (as defined below), Purchaser shall
        --------------
        pay to Sellers as the purchase price for the Transferred Assets sold hereunder the sum of (a) Three Million Nine Hundred Thousand Dollars ($3,900,000) and (b) the Revised Inventory Amount (as defined below) in the manner described in Section 4.3. In addition, Purchaser shall pay to Sellers on the Closing Date the Distribution Agreement Amount (as defined below) in the manner described in Section 4.3.

3.2     Inventory Amount. Schedule 1.9 sets forth, as of January 21, 2000, a
        ----------------  ------------
        true and complete list of all items in Inventory, including (a) the part number of each item, (b) the quantity of each item, and (c) the location of each item (the "Inventory List").

3.3     Inspection and Revisions to Inventory List. Prior to the Closing Date
        ------------------------------------------
        (as defined below), representative(s) of Purchaser shall meet with representative(s) of Sellers to inspect jointly the Inventory wherever located and to update the quantity and location of the items on the Inventory List. The parties agree and acknowledge that the Purchaser will not necessarily purchase all of the packaging material referenced on Schedule 1.9, but shall, prior to Closing, specify the amount of
           ------------
        packaging material, if any, it wishes to acquire.

        3.3.1 Purchaser may reject and deduct from the Inventory List any items that do not reasonably meet the standards set forth in Section
               6.1.12 and cannot reasonably be expected to meet such standards on or prior to the Closing Date.

        3.3.2 Sellers shall then revise the Inventory List to reflect adjustments made by the parties under this Section 3.3 (the "Revised Inventory List"). The Revised Inventory List shall represent the items in the Inventory, including the packaging material Purchaser wishes to acquire, as of the last business day before the Closing Date, shall include a calculation of the total value of the items listed thereon (the "Revised Inventory Amount") and shall be appended to this Agreement as Schedule
                                                                   --------
               3.3.2.
               -----

        3.3.3 Purchaser shall pay the Revised Inventory Amount to Sellers at the Closing in the manner set forth in Section 4.3. For the purposes of calculating the values of the items listed on the Revised Inventory List, the following criteria shall be employed:

               3.3.3.1 Raw Materials shall be valued at documented cost to Orthovita.

               3.3.3.2 Packaging materials shall also be valued at documented cost to Orthovita.

               3.3.3.3 Finished Product shall be valued as follows: (a) Finished Product which has not been delivered to Purchaser and is the subject of Implant Innovations Purchase Order No. 6994 or Purchase Order No. 8374 (calling for the purchase of the quantities set forth in such purchase orders) shall be valued based on the number of units multiplied by the unit value as established under the Distribution Agreement; (b) Finished Product which has not been delivered to Purchaser and is the subject of any new Implant Innovations purchase orders mutually agreed upon and entered into by the parties after the Signing Date shall be valued based on the number of units multiplied by the unit value as established under the Distribution Agreement; and (c) Finished Product other than the foregoing, shall be valued based on the number of units multiplied by the sum of the documented cost per unit plus fifteen percent (15%) of such documented cost.

               3.3.3.4 Any Packaged Product which cannot be converted into Finished Product prior to the Closing Date shall be properly disposed of by Purchaser as waste product at Purchaser"s expense, unless the parties mutually agree otherwise.

3.4     Distribution Agreement Amount. On the Closing Date (as defined below),
        -----------------------------
        Purchaser shall pay to Sellers all amounts owed by Purchaser to Sellers, net of any amount owed by Sellers to Purchaser, under the Distribution Agreement (the "Distribution Agreement Amount") for Finished Product purchased by Purchaser and delivered by Sellers in accordance with the Distribution Agreement. Purchaser shall pay the Distribution Agreement Amount to Sellers in the manner set forth in Section 4.3.

3.5     Allocation. Sellers and Purchaser agree that the portion of the purchase
        ----------
        price referred to in Section 3.1(a) shall be allocated to the various categories of Transferred Assets in accordance with the attached Schedule 3.5. The parties agree that the
                                     ------------
        values assigned to the various categories of the Transferred Assets as set forth in Schedule 3.5 are fair and reasonable values for such assets
                     ------------
        purchased.

3.6     Technical Assistance. During the period of six (6) months following the
        --------------------
        Closing Date (as defined below), Sellers shall make up to two employees reasonably available to provide technical support for the manufacture of the Finished Product at the Purchaser"s reasonable request, at times and places agreed to by the parties; provided, however, that Purchaser shall pay (i) all reasonable out-of-pocket costs and expenses (including travel, lodging and other similar expenses) of such Sellers" employees incurred in connection with providing such technical support, such amount not to exceed $10,000 without Purchaser"s prior approval, and
        (ii) $850 per day for each of Sellers" employees used in connection with providing technical support services to Purchaser in excess of twenty
        (20) total work days during this six (6) month period.

3.7     Right of First Refusal for New Products. If during the period from the
        ---------------------------------------
        Closing Date (as defined below) to April 29, 2003, a Seller develops or obtains transferable rights to a new product(s) that (a) includes bioactive glass granules as an active component, except for Orthovita"s current products trademarked as (i) CORTOSS(TM) and (ii) ORTHOCOMP(TM) described on Schedule 3.7, and (b) has application in the dental
                     ------------
        surgical field (the "New Product"), Purchaser shall have the right of first refusal to distribution rights for the New Product in such field. Such Seller shall provide to Purchaser timely notice that the New Product is available for distribution (the "New Product Notice") and Purchaser shall have seven (7) business days from receipt of the New Product Notice to provide written notice to Seller providing whether it has an interest or has no interest in the New Product (the "Interest Notice"). If the Interest Notice provides that the Purchaser has no interest in the New Product, Seller shall have no further obligation to provide any rights to Purchaser with respect to the New Product. If the Interest Notice provides that the Purchaser has an interest in the New Product, Seller will have seven (7) business days to provide written notice to Purchaser that describes the terms and conditions under which such Seller is prepared to grant the rights regarding the New Product to Purchaser (the "Terms Notice"). Upon Purchaser"s receipt of the Terms Notice, the parties shall enter into good faith negotiations regarding the New Product. If the parties are unable to reach a mutually acceptable arrangement for Purchaser to distribute the new product within 60 days after Purchaser receives the Terms Notice, Seller may enter into an agreement with any third party to distribute the New Product, except that Seller shall not offer the New Product to a third party on terms that on balance are more favorable to that third party than the terms offered by Seller to Purchaser.

                                  ARTICLE IV
                                  ----------
                                    CLOSING
                                    -------

4.1     Location, Date. Unless the parties agree in writing to another date or
        --------------
        place, the closing of the transactions contemplated by this Agreement ("Closing") shall be held at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania, at 10:00 a.m., local time, on the date (the "Closing Date") that is the earlier of (a) ninety (90) days after

        Purchaser receives from Sellers (1) Orthovita"s certificate and written declaration of conformity for Finished Product and (2) the written report of TNO (Orthovita"s current Notified Body for the Finished Product) on the recently performed Design Examinations on Finished Product or (b) the later of (i) five (5) business days after Purchaser receives written notification from its Notified Body that the CE Certificate for the Finished Product will be issued in the Purchaser"s name or (ii) Sellers' delivery to Purchaser of all quantities of Finished Product set forth in Purchase Order No. 6994 and Purchase Order No. 8374.

4.2     Sellers" Obligations. On the Closing Date, Sellers shall deliver to
        --------------------
        Purchaser:


        4.2.1 the executed Biogran(R) Patent Assignments in substantially the form of the attached Schedule 4.2A;
                                      -------------

        4.2.2 the executed Biogran(R) Regulatory Approvals Assignments in substantially the form of the attached Schedule 4.2B;
                                                        -------------

        4.2.3 the executed Biogran(R) Trademark Assignments in substantially the form of the attached Schedule 4.2C;
                                          -------------

        4.2.4 the executed Escrow Agreement in substantially the form of the attached Exhibit 4.2D (the "Escrow Agreement");
                          ------------

        4.2.5 the executed Bill of Sale in substantially the form of the attached Exhibit 4.2E;
                          ------------

        4.2.6 the executed Distribution Termination Agreement in substantially the form of the attached Exhibit 4.2F;
                                                        ------------

        4.2.7 the executed Assignment of Contracts in substantially the form of the attached Exhibit 4.2G;
                                 ------------

        4.2.8 an opinion dated the date of the Closing in form and substance satisfactory to Purchaser in substantially the form of the attached Exhibit 4.2H;
                          ------------

        4.2.9 a copy of the executed Agreement between Orthovita and Vita Licensing regarding the termination of the Vita Licensing, Inc. License to Orthovita dated June 28, 1999;

        4.2.9 copies of all files and other data and documents pertaining to the Biogran(R) Know-How, Biogran(R) Trademarks, Biogran(R) Patents and Biogran(R) Regulatory Approvals (which, if requested by Purchaser, shall be shipped to a location designated by Purchaser at Purchaser"s expense); and

        4.2.10 the resolutions duly adopted by the Board of Directors of each Seller evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby.

4.3     Purchaser's Obligations.  On the Closing Date, Purchaser shall:
        -----------------------

        4.3.1 deliver to Vita Licensing the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) in the form of a wire transfer executed in accordance with Vita Licensing wiring instructions provided by Sellers in Schedule 4.3.1;
                                        --------------

        4.3.2 execute and deliver the Escrow Agreement in substantially the form of Exhibit 4.2D and deliver to Chase Manhattan Trust
                         ------------
                 Company, N.A. (the "Escrow Agent") the sum of Four Hundred Thousand Dollars ($400,000) by a cashier"s check or wire transfer, which sum shall be held in escrow by the Escrow Agent pursuant to the Escrow Agreement;

        4.3.3 execute and deliver the Distribution Termination Agreement in substantially the form of the attached Exhibit 4.2F;
                                                        ------------

        4.3.4 deliver to Sellers an opinion dated the date of the Closing in form and substance satisfactory to Sellers in substantially the form of the attached Exhibit 4.3A;
                                      ------------

        4.3.5 deliver to Orthovita an amount equal to the Revised Inventory Amount plus the Distribution Agreement Amount by cashier"s check or wire transfer executed in accordance with the Orthovita wiring instructions in Schedule 4.3.1;
                                                  --------------

        4.3.6 deliver to Sellers proof of filing an amended registration with the U.S. Food and Drug Administration evidencing the addition of Finished Product to Purchaser"s registration; and

        4.3.7 deliver to Sellers the resolutions duly adopted by the Board of Directors of Purchaser evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE V
                                   ---------
                           COVENANTS AND AGREEMENTS
                           ------------------------

5.1     Cooperation. Prior to the Closing Date, the Purchaser will use
        -----------
        commercially reasonable efforts to obtain a CE Mark for the Finished Product. Sellers will cooperate in good faith with Purchaser to obtain such CE Mark, including (a) providing to Purchaser or its designee as soon as reasonably practicable the documents listed in Section 4.1 and
        (b) providing to Purchaser or its designee as soon as reasonably practicable any other documentation required to achieve the same. Sellers shall provide to Purchaser, Purchaser"s Notified Body for the Finished Product (mdc, medical device certification GmbH), and Purchaser"s other regulatory authority representatives reasonable access to (a) Orthovita's technical files relating to Biogran(R) Regulatory Approvals, (b) Orthovita"s device history and quality records relating to the Finished Product and (c) copies of such documents. Sellers shall retain these records for a period that, after the expiration date of the last lot of Finished Product manufactured by Orthovita, is the greater of (i) two years or (ii) the life of the Finished Product. Except as to the delivery of documents contemplated by Section 4.1, Purchaser shall reimburse Sellers for all out-of-pocket costs incurred by Sellers as a result of Sellers" assistance in connection with Purchaser"s request for assistance with such CE Mark. All regulatory filings for regulatory approvals after the Closing Date shall be the sole responsibility and at the expense of the Purchaser.

5.2     Conduct of Business Pending Closing. Prior to the Closing Date, and
        -----------------------------------
        unless Purchaser shall otherwise consent or agree in writing, the Sellers covenant and agree that:

        5.2.1 Sellers will engage in the manufacture of Finished Product in the ordinary course of business and consistent with past practice, except that the Sellers shall not be required to take any action to purchase raw materials or commission manufacture of Finished Product unless Sellers receive prior written consent or instruction from Purchaser to do so;

        5.2.2 Sellers will not incur, create, assume or suffer to exist any license (other than the existing license between Orthovita and Vita Licensing set forth on Schedule 1.6), mortgage, pledge,
                                             ------------
                 lien, restriction, encumbrance, tenancy, encroachment, covenant, condition, right-of-way, easement, claim, security interest, charge or other matter affecting title on any of the Transferred Assets or waive any right relating to the Transferred Assets;

        5.2.3 Sellers shall not (a) modify, amend, extend, renew or terminate any of the Contracts or enter into any new contracts relating to the Transferred Assets or (b) make purchases relating to the Transferred Assets or the Finished Product in an amount greater than $25,000, except with respect to consents or instructions from Purchaser in accordance with Section 5.2.1;

        5.2.4 Sellers shall keep the Biogran(R) Regulatory Approvals in full force and effect and renew any of them that will expire on or before the Closing Date;

        5.2.5 Sellers shall conduct the business in such a manner so that the representations and warranties contained in Article 6 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date;

        5.2.6 Sellers shall make all reasonable efforts to provide information about the Transferred Assets and Finished Products to the Purchaser that is reasonably requested;

        5.2.7 Sellers shall maintain in force (including necessary renewals) any existing insurance policies covering the Transferred Assets, except to the extent that they may be replaced with equivalent policies appropriate to insure the Transferred Assets;

        5.2.8 Sellers shall inform Purchaser prior to the Closing of any updates to the Schedules to this Agreement as necessary to cause the information contained in them to continue to be accurate up to and including the Closing Date;

        5.2.9 Sellers will not take any action or omit to take any action which will result in a violation of any applicable law or cause a breach of any agreements, contracts or commitments;

        5.2.10 Sellers shall not (a) solicit, initiate or encourage the submission of a competing proposal to purchase the Transferred Assets, (b) enter into or agree to enter into any contract to sell the Transferred Assets, or (c) participate in any discussions or negotiations that would reasonably be expected to lead to such a contract; or

        5.2.11 Sellers shall not enter into any agreement to do or not to do any of the foregoing, as the case may be.

5.3     Conditions Precedent to Obligations of Purchaser. The obligations of
        ------------------------------------------------
        Purchaser to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Purchaser in Purchaser's sole discretion):

        5.3.1    Bringdown of Representations and Warranties. Sellers"
                 -------------------------------------------
                 representations and warranties contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Purchaser shall have received a certificate to such effect signed by each Seller.

        5.3.2    Performance and Compliance. The Sellers shall have performed
                 --------------------------
                 all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them on or before the Closing.

        5.3.3    Satisfactory Instruments. All instruments and documents
                 ------------------------
                 required on the Sellers' part to effectuate and consummate the transactions contemplated hereby shall have been delivered to Purchaser and shall be in form and substance reasonably satisfactory to Purchaser and its counsel.

5.4     Conditions Precedent to Obligations of Sellers. The obligations of
        ----------------------------------------------
        Sellers to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Sellers in Sellers" sole discretion):

        5.4.1    Bringdown of Representations and Warranties. Purchaser"s
                 -------------------------------------------
                 representations and warranties contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Sellers shall have received a certificate to such effect signed by Purchaser.

        5.4.2 Performance and Compliance. The Purchaser shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing Date.

        5.4.3    Satisfactory Instruments. All instruments and documents
                 ------------------------
                 required on the Purchaser"s part to effectuate and consummate the transactions contemplated hereby shall have been delivered to Sellers and shall be in form and substance reasonably satisfactory to Sellers and their counsel.

5.5     Finished Product Complaints; Recalls. The Sellers shall cooperate in
        ------------------------------------
        good faith with the Purchaser in matters regarding traceability of the Finished Product, complaints regarding the Finished Product, the vigilance system regarding the Finished Product and recalls (whether mandatory or voluntary) regarding the Finished Product. Each party shall provide information and data as reasonably required by the other party with respect to such matters and shall cooperate fully with the other party in order to permit the other party to meet its reporting requirements under applicable law.

        5.5.1 The decision to conduct a recall belongs solely to Sellers as it relates to Finished Product manufactured by Sellers prior to and on the Closing Date.

        5.5.2 The decision to conduct a recall belongs solely to Purchaser as it relates to Finished Product manufactured by Purchaser after the Closing Date.

        5.5.3 The parties will cooperate fully with each other in effecting any recall of the Finished Product pursuant to this Section 5.5, including communications with any purchasers or users of the Finished Product.

        5.5.4 Sellers shall bear all costs and expenses of any recall of the Finished Product manufactured by Sellers on or before the Closing Date and Purchaser shall bear all costs and expenses of any recall of the Finished Product manufactured by Purchaser after the Closing Date.

5.6     Sale of Product. After the Closing Date, Sellers agree that they shall
        ---------------
        not make, use, or sell any Finished Product until the expiration date of the last to expire of the Biogran" Patents.

5.7     Packaging and Labeling. If Purchaser, despite commercially reasonable
        ----------------------
        efforts, is unable to obtain packaging materials without Sellers' name and/or logo prior to the Closing Date, Sellers agree to allow Purchaser to use, for a reasonable period of time, Sellers' packaging materials with Sellers' name and/or logo in connection with its manufacture and sale of the Finished Product, provided that Purchaser places Purchaser's
                                      -------- ----
        label (a) securely and completely over the Sellers' name and/or logo (other than the packaging trays embossed with Sellers' name and/or logo) and (b) does so in compliance with all applicable regulatory requirements until Purchaser is able to obtain packaging materials without Sellers' name and/or logo.

5.8     Exchange of Information and Confidentiality. This Agreement contemplates
        -------------------------------------------
        the exchange of certain confidential and proprietary information relating to the Finished Product and the Transferred Assets by one party (the "Disclosing Party") to the other party (the "Receiving

           Party") in the negotiations leading up to this Agreement and in the period between the Signing Date and the Closing Date.

           5.8.1 During the period between the Signing Date and the Closing Date, with respect to the Confidential Information of the Disclosing Party, each party, shall (a) use the respective Confidential Information only for the purpose of performing its duties or exercising its rights under this Agreement and for no other purpose, subject to the terms and conditions of this Agreement; (b) safeguard the respective Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature; and (c) not disclose the respective Confidential Information to others (except to those who are bound by a like obligation of confidentiality and restriction on use) without the express written consent of the other party.

           5.8.2 The obligations of Section 5.8.1 shall not apply to that Confidential Information of the Disclosing Party which: (a) the Receiving Party can demonstrate by written records was previously known to it; (b) is now, or in the future becomes, public knowledge other than through the acts or omissions of the Receiving Party; and (c) the Receiving Party is required to disclose by law or pursuant to the direction of a court or government agency, provided the Disclosing Party is first given a reasonable opportunity to contest such disclosure.

           5.8.3 Nothing contained herein is intended to prevent either party from using the Confidential Information to obtain necessary or appropriate regulatory approvals, to execute or obtain patent rights in connection with the Transferred Assets, or to use such Confidential Information in disclosure instruments prepared by the parties to comply with applicable securities laws.

           5.8.4 Except as otherwise set forth in this Agreement, the furnishing of the Confidential Information of the Disclosing Party to the Receiving Party shall not constitute any grant or license to the Receiving Party under any legal rights now or hereinafter held by the Disclosing Party.

           5.8.5 The obligations of this Section 5.8 shall survive the termination of this Agreement.

5.9        Marketing Materials. Purchaser shall be required to make its own
           -------------------
           determination whether the Marketing Materials are appropriate and suitable for Purchaser's use in connection with the sale and marketing of the Finished Product after the Closing Date.

5.9        CE Mark. Purchaser has in place valid certifications for ISO-9001 and
           -------
           EN-46001 and will maintain such certifications up to and including the Closing Date in order to facilitate obtaining Purchaser's CE Mark for the Finished Product.

5.10       Trademark Use. Other than as set forth in Section 5.7 and Purchaser"s
           -------------
           use and ownership of the Biogran(R) Trademarks, neither party shall, without written permission from the other, use in any manner any trademark, trade name, design, symbol, logo styles, service mark, emblem or other mark owned by the other party; except as packaging of certain of the Inventory manufactured by Sellers and transferred hereunder may currently have such trademark, trade name, design, symbol, logo styles, service mark, emblem or other mark affixed to it as of the Closing Date.

5.11       Covenant Not To Sue. Sellers hereby agree to grant Purchaser,
           -------------------
           effective on the Closing Date, a covenant not to sue Purchaser with respect to its manufacture, distribution or sale of Finished Product for infringement of any issued patents or patent applications owned by Sellers.

5.12       Product Liability Insurance. After the Closing Date, Sellers shall
           ---------------------------
           maintain tail coverage with respect to its product liability insurance with coverage of at least $1 million per claim and $3 million in the aggregate to cover any product liability claims arising from Finished Product manufactured by Sellers. Sellers shall provide, as soon as reasonably practicable, a copy of the certificate of insurance related to such insurance coverage and shall provide prompt notice to Purchaser of any change in such insurance.

5.13       Taxes and Unemployment Compensation. Sellers hereby agree to pay all
           -----------------------------------
           taxes and unemployment compensation contributions due for all periods prior to the Closing.

                                  ARTICLE VI
                                  ----------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

6.1        Representations and Warranties of Sellers. Sellers, jointly and
           -----------------------------------------
           severally, hereby represent and warrant to Purchaser that, as of the Signing Date:

         6.1.1        Corporate Status of Orthovita. Orthovita is a corporation
                      -----------------------------
                  duly incorporated and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         6.1.2        Corporate Status of Vita Licensing. Vita Licensing is a
                      ----------------------------------
                  corporation duly incorporated and in good standing under the laws of the State of Delaware, and has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         6.1.3        Authority Relative to Agreement. The execution, delivery
                      -------------------------------
                  and performance of this Agreement by Sellers and the consummation by Sellers of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and (ii) equitable principles generally and limitations on the availability of equitable remedies.

         6.1.4        Brokers and Finders. Neither Sellers nor any person, firm
                      -------------------
                  or corporation acting on
                  their respective behalf has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated herein.

         6.1.5        Pending Actions. Except as disclosed in Schedule 6.1.5,
                      ---------------                         --------------
                  there are no claims, actions, proceedings, or investigations pending or, to Sellers' Knowledge, threatened, against or relating to the Transferred Assets or the Finished Product, before any court, tribunal or regulatory body.

         6.1.6        Title to Properties; Encumbrances. Sellers have good and
                      ---------------------------------
                  marketable title in the Transferred Assets free and clear of any and all liens, pledges, claims, charges, security interests or other encumbrances. Vita Licensing and Orthovita are the assignees of the Biogran(R) Patents, and Orthovita is the owner of the Biogran(R) Know-How, the Biogran(R) Trademarks, the Biogran(R) Regulatory Approvals, the Equipment and the Inventory.

         6.1.7        Equipment. To Orthovita's Knowledge, the Equipment is in
                      ---------
                  good operating condition and repair (ordinary wear and tear excepted), is not in need of any repair or maintenance (other than normal and routine repair and maintenance) and it is suitable and appropriate for the current use thereof made by Orthovita in connection with manufacturing Finished Product. ORTHOVITA EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES WITH RESPECT TO THE EQUIPMENT, EXPRESS OR IMPLIED. ORTHOVITA SHALL NOT HAVE ANY LIABILITY TO PURCHASER, ITS CUSTOMERS, FINISHED PRODUCT END-USERS OR ANY OTHER PERSON OR ENTITY FOR ANY DIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR PERFORMANCE OF THE EQUIPMENT ON OR AFTER THE CLOSING DATE.

         6.1.8        Liabilities. Other than listed in Schedule 1.6 and
                      -----------
                  Schedule 6.1.5, Sellers have no outstanding claims, liabilities or indebtedness, contingent or otherwise, relating to the Transferred Assets.

         6.1.9        Transferred Assets Complete. The Transferred Assets
                      ---------------------------
                  constitute all of the material assets and rights owned by the Sellers relating to the manufacture, marketing and sale of the Finished Product. Upon the transfer of the Transferred Assets (other than any required regulatory approvals, Biogran(R) Know-How and Biogran(R) Patents) to the Purchaser, the Purchaser will have all of the material assets and rights necessary to manufacture, market and sell Finished Product. Upon the transfer of the Biogran(R) Regulatory Approvals to the Purchaser, the Purchaser will have all of the material assets and rights necessary to manufacture, market and sell Finished Product in the United States and the European Union. To Sellers" Knowledge, upon the transfer of the Biogran(R) Know-How and Biogran(R) Patents to the Purchaser, the Purchaser will own all of the intellectual property rights necessary to manufacture, market and sell the Finished Product.

         6.1.10      Suppliers. The relationships of Orthovita with its
                     ---------
                  suppliers currently used to manufacture and package the Finished Product, identified in Schedule 6.1.10, are good
                                                  ---------------
                  commercial working relationships and (i) none of these suppliers have within the last 12 months threatened to cancel or otherwise terminate, or to the Knowledge of Orthovita, intend to cancel or terminate, the relationship of such supplier with Orthovita, (ii) none of these suppliers have during the last 12 months decreased materially or threatened to decrease or limit materially any supply to Orthovita, or to the Knowledge of Orthovita, intend to modify materially its relationship with the Orthovita in connection with the Finished Product or any of the Transferred Assets, (iii) none of these suppliers have informed Orthovita of regulatory matters that would preclude the continued manufacture of Finished Product, and (iv) to the Knowledge of Orthovita, the consummation of the transactions contemplated hereby will not materially affect the ability of any of these suppliers to provide supplies related to Finished Product. Vita Licensing does not have a relationship with any of the suppliers set forth in Schedule 6.1.10.
                           ---------------

         6.1.11      Compliance with Laws. Sellers are in compliance, and have
                     --------------------
                  not received any notice of any alleged violation, of any applicable federal, state or local law, ordinance, regulation, order, judgment or other requirement of any governmental or regulatory body, court or arbitrator, which violation could have a material adverse effect on the condition of the Transferred Assets or the Finished Product. Orthovita currently has all Biogran(R) Regulatory Approvals necessary to manufacture, market and sell the Finished Product in the United States and the European Union and such regulatory approvals have not been withdrawn or revoked. No material violations exist in respect of any Biogran(R) Regulatory Approval and no proceeding is pending or, to Sellers" Knowledge, threatened, to revoke or limit any Biogran(R) Regulatory Approval.

         6.1.12      Inventory. The Finished Product described on Schedule 3.3.2
                     ---------                                    --------------
                  manufactured by Orthovita or its designee has been manufactured, stored, packaged, and labeled by Orthovita or its designee in accordance with applicable warranties and Specifications. The Finished Product is of merchantable quality, fit for the purpose intended and free of defects in design and manufacture. The raw material described on the list of Inventory is suitable for use in and in condition for the manufacture of Finished Product in conformity with applicable warranties and Specifications. The list of Inventory, listed on Schedule 3.3.2, is true and correct in all material
                     --------------
                  respects. To Orthovita's Knowledge, there are no adverse conditions materially affecting the supply of items of Inventory. EXCEPT FOR THE FOREGOING AND THE REPRESENTATIONS AND WARRANTIES OF ORTHOVITA SET FORTH IN THIS SECTION 6.1, ORTHOVITA MAKES NO WARRANTY OF ANY KIND WITH RESPECT TO INVENTORY, EITHER EXPRESS OR IMPLIED, BY FACT OR LAW, OTHER THAN ORTHOVITA'S IMPLIED WARRANTIES OF TITLE, FREEDOM FROM ENCUMBRANCE, AND RIGHT TO TRANSFER SAME.

         6.1.13      Tax Matters. Sellers have filed all federal, state, county,
                     -----------
                  local and other tax returns, reports and forms that each Seller is required to file with respect to the

                  Transferred Assets. There are no present disputes as to taxes of any nature payable by Sellers with respect to the Transferred Assets.

         6.1.14      Studies and Information. All written information provided
                     -----------------------
                  by Sellers to Purchaser regarding the safety and efficacy of the Finished Product, identified in Schedule 6.1.14, is true
                                                      ---------------
                  and accurate in all material respects.

         6.1.15      Full Disclosure. The material documents and other papers
                     ---------------
                  delivered by or on behalf of Sellers in connection with this Agreement are true, complete and authentic. None of the Sellers' representations or warranties contained in this Agreement contain an untrue statement of a material fact or omit to state a material fact necessary to prevent the statements, in the context in which made, from being materially false or misleading. There are no material facts that were not disclosed to the Purchaser in writing that would have a material adverse effect on the condition of the Transferred Assets or the ability of the Sellers to perform their material obligations under this Agreement.

         6.1.16      No Breach. The execution, delivery and performance of this
                     ---------
                  Agreement by the Sellers and the consummation of the transactions contemplated hereby by the Sellers will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or Bylaws of each Seller; (b) violate or result in the material breach of any of the terms of any material contract to which a Seller is a party or to which it or any of the Transferred Assets may be bound or subject; (c) violate any statute, law or regulation of any jurisdiction; or (d) violate or result in the revocation, invalidity or suspension of any Biogran(R) Regulatory Approval.

         6.1.17      No Third Party Rights. To Sellers' Knowledge, no third
                     ---------------------
                  party rights are required to manufacture, market or sell the Finished Product under the Biogran(R) Patents or Biogran(R) Know-How assigned to Purchaser hereunder. Sellers have not entered into any arrangements with third parties which would allow them to circumvent this Agreement and continue to make, use and sell Finished Product under the Biogran(R) Patents.

         6.1.18      Intellectual Property. To Sellers' Knowledge, all
                     ---------------------
                  Biogran(R) Patents, Biogran(R) Trademarks, and Biogran(R) Know-How that are used with or incorporated into the Finished Product are owned exclusively by Sellers, free and clear of claims or rights of any other person or entity. To Sellers' Knowledge, the use, development, manufacture, or sale of Finished Product by the Purchasers will not infringe a valid claim of any third party patent. Sellers have not communicated with any third party to the effect that the actions or products of that third party may conflict with or infringe any rights of the Sellers under the Biogran(R) Patents, Biogran(R) Trademarks, or Biogran(R) Know-How. Except as set forth in
                  Schedule 6.1.5, no claim is pending regarding the Intellectual
                  --------------
                  Property. Except as set forth in Schedule 6.1.5, Sellers have
                                                   --------------
                  not received notice from any third party to the effect that the Finished Product, Biogran(R) Patents, Biogran(R) Trademarks, or Biogran(R) Know-How infringes upon, may infringe upon, or conflicts with the rights of the third party or any other persons and, to Sellers' Knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as set forth in Schedule 6.1.5, Sellers have not received any written
                           --------------
                  communication from any third party to the effect that any of the Biogran(R) Patents or Biogran(R) Trademarks may be invalid or unenforceable and to Sellers' Knowledge, there is no basis for any such claim (whether or not pending or threatened).

         6.1.19      Consents. No consents are required of any third party for
                     --------
                  the Sellers to enter into this Agreement or sell the Transferred Assets.

         6.1.20      Contracts and Other Agreements. Schedule 1.6, Subsection B
                     ------------------------------  --------------------------
                  sets forth all of the material contracts, oral agreements, and other commitments relating to the manufacture and sale of the Finished Product and use of the Transferred Assets to which the Sellers are a party or by or to which any of the Transferred Assets are bound. Neither Seller is in default under any Contract, nor is any other party to any Contract in default, nor does any condition exist that with notice or lapse of time or both would constitute a default under any Contract. Schedule 1.6, Subsection B also lists and describes
                            --------------------------
                  the status of all Contracts currently in negotiation or proposed by each Seller relating to the Finished Product or the Transferred Assets that would be required to be listed on
                  Schedule 1.6, Subsection B if entered into by a Seller.
                  --------------------------

6.2        Representations and Warranties of Purchaser. Purchaser hereby
           -------------------------------------------
           represents and warrants to Sellers that, as of the Signing Date:

         6.2.1    Corporate Status of Purchaser. Purchaser is a corporation duly
                  -----------------------------
                  incorporated, validly existing and in good standing under the laws of Florida, and has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         6.2.2    Authority Relative to Agreement. The execution, delivery and
                  -------------------------------
                  performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and (ii) equitable principles generally and limitations on the availability of equitable remedies.

         6.2.3    Brokers and Finders. Neither Purchaser nor any person, firm or
                  -------------------
                  corporation acting on its behalf has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated herein.

         6.2.4    CE Mark. To Purchaser's Knowledge, Purchaser should receive in
                  -------
                  a timely manner the written notification from its Notified Body that the CE Certificate for the Finished Product will be issued in the Purchaser"s name, provided that Purchaser receives in a timely manner the documents Sellers are required to deliver under Section 4.1.

         6.2.5    No Breach. The execution, delivery and performance of this
                  ---------
                  Agreement by the Purchaser and the consummation of the transactions contemplated hereby by the Purchaser will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or Bylaws of the Purchaser; (b) violate or result in the material breach of any of the terms of any material contract to which Purchaser is a party; or (c) violate any statute, law or regulation of any jurisdiction.

         6.2.6    Consents. No consents are required of any third party for the
                  --------
                  Purchaser to enter into this Agreement and purchase the Transferred Assets.


                                  ARTICLE VII
                                  -----------
                    SURVIVAL OF REPRESENTATIONS; INDEMNITY
                    --------------------------------------

7.1      Survival of Representations. The respective representations and
         ---------------------------
         warranties of the parties contained in this Agreement and the obligations to indemnify and hold harmless pursuant to this Article shall survive the consummation of the transactions contemplated hereby.

7.2      Sellers' Indemnifications. Sellers, jointly and severally, agree to
         -------------------------
         indemnify and hold harmless Purchaser and each of its affiliates, officers, directors, employees, agents, successors and assigns (collectively with Purchaser, "Purchaser's Indemnified Persons") from, against and in respect of all damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all third party claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees and expenses incurred in litigation or otherwise, assessed, incurred or sustained by or against Purchaser's Indemnified Persons with respect to or arising out of (i) each of the actions listed in Schedule 6.1.5; (ii) any sales, use,
                                       --------------
         excise or transfer taxes which may be imposed in connection with the Transferred Assets on or before the Closing Date; (iii) Sellers' operation of the Transferred Assets on or before the Closing Date; (iv) any Finished Product manufactured by Orthovita or its designee on or before the Closing Date; (v) any infringement of third party rights resulting from Sellers' manufacture or sale of Finished Product on or before the Closing Date; and (vi) Sellers' promotion, distribution, marketing or sale of the Finished Product on or before the Closing Date.

7.3      Purchaser's Indemnifications. Purchaser agrees to indemnify and hold
         ----------------------------
         harmless Sellers and each of their affiliates, officers, directors, employees, agents, successors and assigns (collectively with Sellers, "Sellers' Indemnified Persons") from, against and in respect of all damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all third party claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees and expenses incurred in litigation or otherwise, assessed, incurred or sustained by or against Sellers' Indemnified Persons with respect to or arising out of (i) any Finished Product manufactured by Purchaser or its designee after the Closing Date; (ii) any sales, use, excise or transfer taxes which may be imposed for operating the Transferred Assets after the Closing Date; (iii) Purchaser's operation of the Transferred Assets after the Closing Date; (iv) except as to matters identified in Schedule 6.1.5 or
                                                               --------------
         matters relating to a breach of a representation or warranty of Sellers relating to intellectual property under Section 6.1.18 of this Agreement, any infringement of third party rights resulting from Purchaser's manufacture or sale of Finished Product after the Closing Date; and (v) Purchaser's promotion, distribution, marketing or sale of the Finished Product after the Closing Date.

7.4      Mutual Indemnifications. Each party agrees to indemnify and hold
         -----------------------
         harmless Sellers' Indemnified Persons or Purchaser's Indemnified Persons, as the case may be, from, against and in respect of all damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees and expenses incurred in litigation or otherwise, assessed, incurred or sustained by or against the other with respect to or arising out of (a) any breach of a covenant or agreement in this Agreement by that party or (b) the failure of any representation or warranty made by such party in this Agreement to be true and correct in all respects as of the Closing Date.

7.5      Deductible. Except as set forth in the second sentence of this Section
         ----------
         7.5, if the Purchaser seeks indemnification under Section 7.2 or 7.4, it may not make any claim for such indemnification under this Article against Sellers unless and until the aggregate amount of all such claims against such Sellers exceed $200,000 (the "Deductible"), whereupon the Purchaser may claim indemnification for the amount of all such claims, excluding the Deductible. This Section 7.5 (Deductible) shall not apply to the actions listed in Schedule 6.1.5 nor shall it
                                                  --------------
         apply to Seller's breach of its covenant in Section 5.13.

7.6      Procedure for Indemnification.
         -----------------------------

         7.6.1 In the case of any claim, demand, action or proceeding for which indemnification is sought pursuant to Sections 7.2, 7.3 or 7.4, the party or parties seeking indemnification (the "Indemnitee") shall promptly notify the party or parties from whom indemnification is sought (the "Indemnitor") in writing of the existence and nature of such claim, demand, action or proceeding specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such claim or demand (the "Claim Notice"). No failure or delay by the Indemnitee in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnitor to indemnify and hold the Indemnitee harmless. The Indemnitor shall have ten (10) business days from the date of delivery of the Claim Notice (the "Notice Period") to notify the Indemnitee whether or not the Indemnitor disputes its liability to the Indemnitee hereunder with respect to such claim or demand and, notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnitee against any such claim or demand.

         7.6.2 If such claim, demand, action or proceeding is by a third party (a "Claim"), the Indemnitee hereby agrees that it shall give the Indemnitor a reasonable opportunity to defend the same or prosecute such action to conclusion or settlement satisfactory to the Indemnitor at its sole cost and expense and with counsel of its own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld) and the Indemnitor shall pay any resulting settlements, judgments or decrees. If the Indemnitor controls the defense of any such claim, allegation, suit or proceeding, the Indemnitor shall vigorously defend such claim, allegation, suit or proceeding. The Indemnitee shall at all times also have the right fully to participate in the defense at Indemnitee's sole costs and expense so long as such participation occurs without hindering or impairing the defense of the Indemnitor. If the Claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnitee shall make available all information and assistance that the Indemnitor may reasonably request; provided, however,
                                                              --------  -------
                  that any associated out-of-pocket expenses shall be paid by the Indemnitor.

         7.6.3 With respect to the matter described as European Patent Office, Opposition, Number T-0307/99-332 on Schedule 6.1.5 to
                                                              --------------
                  this Agreement (the "Existing Matter"), Purchaser shall control the prosecution and defense of the Existing Matter, provided that Purchaser (a) retains Sellers' existing counsel Woodcock Washburn Kurtz Mackiewicz & Norris LLP and Ablett & Stebbing ("Existing Counsel") in connection with such Existing Matter, (b) shall within seven (7) business days promptly submit all invoices relating to costs of defense of the Existing Matter to Sellers (in which case, Sellers shall, within thirty (30) days of receipt, remit its payment to Purchaser), and (c) provides Sellers the opportunity to participate in settlement discussions, if any, with respect to the Existing Matter. Any settlement of the Existing Matter shall be subject to Sellers' prior written consent, not to be unreasonably withheld. If Purchaser does not retain the Existing Counsel, Purchaser may control the prosecution and defense of the Existing Matter but Sellers shall only be required to pay up to $25,000 for legal costs and expenses with respect to the Existing Matter.

         7.6.4 If the Indemnitor elects not to defend the Indemnitee against a claim or demand, either by written notice or by failure to respond within the Notice Period, then Indemnitee may defend such claim or demand at its sole cost and expense. If any Indemnitor desires to participate in, but not control, any such defense it may do so at its sole cost and expense. Indemnitor shall reimburse Indemnitee for its reasonable costs and expenses and the amount of any resulting judgment or settlement.

         7.6.5 Prior to the termination of the Escrow Agreement, upon the determination of a Purchaser's Indemnified Person's right to indemnification under this Agreement, the Indemnitor and the Indemnitee shall execute and deliver a joint written instruction to the Escrow Agent setting forth the amount of Escrow Funds to be disbursed to the Purchaser's Indemnified Person.

         7.6.6 The indemnification rights under this Section are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                 ARTICLE VIII
                                 ------------

                           TERMINATION OF AGREEMENT.
                           ------------------------

8.1        Termination. This Agreement may be terminated prior to the Closing
           -----------
           Date as follows:

         8.1.1 at the election of Purchaser or Sellers, as the case may be, if the other party has not fulfilled any one or more of the conditions to its respective obligations to close by the Closing Date fixed by this Agreement;

         8.1.2 at the election of Purchaser or Sellers, as the case may be, if the other party has breached any material representation, warranty, covenant or agreement contained in this Agreement which breach cannot be or is not cured by the Closing Date;

         8.1.3 at the election of Purchaser or Sellers, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consummation of the Closing and either Purchaser or Sellers, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof; or

         8.1.4 at any time on or prior to the Closing Date, by mutual written agreement of the Sellers and the Buyer.

8.2        Survival. If this Agreement is terminated in accordance with its
           --------
           terms and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Sections 5.8, 8, 9.4 and 9.11.

                                  ARTICLE IX
                                  ----------
                                 MISCELLANEOUS
                                 -------------

9.1        Execution in Counterparts. For the convenience of the parties, this
           -------------------------
           Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9.2        Notices. All notices which are required or may be given pursuant to
           -------
           the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered or mailed by registered mail, certified mail, or express courier, postage prepaid, or if sent by telex or telefax (in each case promptly confirmed by registered or certified mail postage prepaid) as follows:

            If to Sellers, to:

                 Orthovita, Inc.
                 45 Great Valley Parkway
                 Malvern, Pennsylvania 19355
                 Fax: (610) 640-1714
                 Attention:  Bruce A. Peacock, Chief Operating Officer and
                             President

                 Vita Licensing, Inc.
                 300 Delaware Avenue
                 Suite 900, 9th Floor
                 MC " DE5403
                 Wilmington, Delaware 19801
                 Fax:  (302) 552-3128
                 Attention:  Joseph M. Paiva, Vice President

            With a copy to:

                 Morgan, Lewis & Bockius LLP
                 1701 Market Street
                 Philadelphia, PA 19103
                 Fax: (215) 963-5299
                 Attention: David R. King, Esquire

            If to Purchaser, to:

                 Implant Innovations, Inc.
                 4555 Riverside Drive
                 Palm Beach Gardens, Florida 33410
                 Fax: (561) 776-6833
                 Attention: President

            With a copy to:

                 Steel, Hector & Davis LLP
                 1900 Phillips Point West
                 777 South Flagler Drive
                 West Palm Beach, Florida 33401
                 Fax: (561) 655-1509
                 Attention:  Thomas G. O"Brien, III, Esquire


         or such other address as a party hereto shall have designated by notice in writing to the other parties hereto. Unless otherwise provided herein, all notices, demands and requests sent in the manner provided herein shall be effective upon the earlier of delivery thereof or three days after the mailing thereof by registered or certified mail.

9.3        Waivers. Either party hereto may, by written notice executed by an
           -------
           authorized representative and provided to the other party hereto, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions to its obligations contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver, by either party taking such action, of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

9.4        Publicity. The parties hereto will consult with each other before
           ---------
           issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated by this Agreement, and, except as may be required by applicable law or any stock exchange regulations, no party shall issue any such press release or make any such public statement without the consent of the other parties hereto, which consent shall not be unreasonably withheld.

9.5        Entire Agreement. This Agreement, together with the Exhibits and
           ----------------
           Schedules hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior representations, agreements and understandings, oral or written, by or among the parties hereto with respect to the subject matter hereof.

9.6        Applicable Law. This Agreement and the legal relations between the
           --------------
           parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

9.7        Jurisdiction. Any judicial proceeding brought against either party to
           ------------
           this Agreement in connection with any dispute arising out of this Agreement or any matter related hereto may be brought in the federal or state courts of the Commonwealth of Pennsylvania and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

9.8        Binding Effect; Benefits. This Agreement shall inure to the benefit
           ------------------------
           of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.9        Assignability. Neither this Agreement nor any of the parties' rights
           -------------
           hereunder shall be assignable by either party hereto without the prior written consent of the other party hereto.

9.10       U.S. Dollars. Any and all references herein to the word "Dollars" or
           ------------
           the symbol "$" is a reference to United States Dollars.

9.11       Expenses. Each party agrees to pay its transfer, excise or related
           --------
           taxes payable by reason of the consummation of the transactions contemplated in this Agreement. Each party shall pay its own legal fees and disbursements and other expenses incurred in connection with this Agreement.

9.12       Rights of Third Parties. Nothing in this Agreement shall be construed
           -----------------------
           as giving any person, firm, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

9.13       Captions; Language. The Article and Section captions used herein are
           ------------------
           for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires, the singular includes the plural, the plural, the singular, and the word "or" is used in the inclusive sense.

9.14       Amendments. This Agreement may not be changed orally, but only by an
           ----------
           agreement in writing signed by Sellers and Purchaser and making specific reference to this Agreement and Section. Any provision of this Agreement can be waived, amended, supplemented or modified by the written agreement of Sellers and Purchaser.

9.15       Severability. In case any provision in this Agreement shall be held
           ------------
           invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

9.16       Cross References; Exhibits. References in this Agreement to Articles,
           --------------------------
           Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to this Agreement. The Schedules and Exhibits are hereby made a part of this Agreement.

9.17       Further Assurances. At any time and from time to time, each party
           ------------------
           hereto, without further consideration, shall cooperate, take such further action and execute and deliver such further instruments and documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement and to transfer possession of and good title to the Transferred Assets to Purchaser. This obligation shall survive the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                               IMPLANT INNOVATIONS, INC.


                               By: /s/ Edward Sabin
                               Title: Vice President, Finance and Administration


                               ORTHOVITA, INC.


                               By: /s/ Bruce A. Peacock
                               Title:  President and Chief Operating Officer


                               VITA LICENSING, INC.


                               By: /s/ Joseph M. Paiva
                               Title: Vice President

                  FEBRUARY 10, 2000 -- SCHEDULES AND EXHIBITS
                  -------------------------------------------


SCHEDULES

     Schedule 1.2       Biogran(R) Know-How
     Schedule 1.3       Biogran(R) Patents
     Schedule 1.4       Biogran(R) Regulatory Approvals
     Schedule 1.5       Biogran(R) Trademarks
     Schedule 1.6       Contracts
     Schedule 1.7       Equipment
     Schedule 1.9       Inventory
     Schedule 1.11      Marketing Materials
     Schedule 1.14      Specifications
     Schedule 3.3.2     Revised Inventory List
     Schedule 3.5       Purchase Price Allocation
     Schedule 3.7       Current CORTOSS(TM) and ORTHOCOMP(TM) Products
     Schedule 4.2A      Form of Biogran(R) Patent Assignment
     Schedule 4.2B      Form of Biogran(R) Regulatory Approval Assignment
     Schedule 4.2C      Form of Biogran(R) Trademark Assignment
     Schedule 4.3.1     Wiring Instructions
     Schedule 6.1.5     Pending Actions
     Schedule 6.1.10    Suppliers
     Schedule 6.1.14    Studies and Information

EXHIBITS

     Exhibit 4.2D       Form of Escrow Agreement
     Exhibit 4.2E       Form of Bill of Sale
     Exhibit 4.2F       Form of Termination Agreement for Distribution Agreement
     Exhibit 4.2G       Form of Assignment of Contracts
     Exhibit 4.2H       Form of Legal Opinion of Sellers' Counsel
     Exhibit 4.3A       Form of Legal Opinion of Purchaser"s Counsel

                                 Schedule 1.2
                              Biogran(R) Know-How

                   Manufacturing and Packaging of Biogran(R)



MO-SCI Standard Operation Procedure Index
For C1099 Project

     SOP #                          Title                         Version
     -------                        -----                         -------
SOP#C1099-1           Raw Material Inspection & Handling              1.4
SOP#C1099-2           Batching Process                                1.5
SOP#C1099-3           Melting and Draining                            1.4
SOP#C1099-4           Drying Process                                  1.2
SOP#C1099-6           Crushing by Hand                                1.1
SOP#C1099-9           Daily Log for Hand Crushing                     1.1
SOP#C1099-10          Screening for Fibers                            1.1
SOP#C1099-11          Engineering Change Order                        1.0
SOP#C1099-13          Final Product Release                           1.2
SOP#C1099-14          Grinding by Machine                             1.3
SOP#C1099-15          Remelting Procedure                             1.0
SOP#C1099-17          Furnace Calibration                             1.0
SOP#C1099-18          Furnace Maintenance                             1.0
SOP#C1099-19          Personnel Responsibility                        1.0
SOP#C1099-20          Vorti-Siv Cleaning                              1.0
SOP#C1099-21          Precision Screen of Biogran(R)                  1.0


Ethox Corporation Device Master Record Index

Ethox Corp Device Master Record for Part Number 2100-0001 (2 pack, 750 mg. Syringe)
Ethox Corp Device Master Record for Part Number 2100-0002 (7 pack, 750 mg. Syringe)
Ethox Corp Device Master Record for Part Number 2100-0003 (7 pack, 500 mg. Cup) Ethox Corp Device Master Record for Part Number 2100-0004 (7 pack, 750 mg. Cup) Ethox Corp Device Master Record for Part Number 2100-0005 (7 pack, 1550 mg. Cup)


Steris-Isomedix Sterilization Specification

Packaged Product is Gamma sterilized utilizing 25kGy minimum dosage, with validation performed by Pharmaceutical Systems, Inc., Mundelein, Illinois, consistent with the recommendations of ANSI/AAMI/ISO 11137, 1994.

                                 Schedule 1.3
                              Biogran(R) Patents

I. Title: Process for Restoring an Osseous Defect or Deficiency by Filling with Osseous Tissue

Country                                       Patent No.
--------                                      ----------
United States                                 5,204,106
Austria                                       107519
Belgium                                       09000433
Canada                                        2,014,940
German Democratic Republic                    293728
(Former)
Germany                                       EP 394152
European Patent Office                        394152
Spain                                         2,055,386
France                                        8905504
Japan                                         1,873,690
Switzerland                                   EP 394152
Denmark                                       EP 394152
Great Britain                                 EP 394152
Greece                                        3,012,309
Italy                                         26375BE/94
Luxembourg                                    EP 394152
the Netherlands                               EP 394152
Sweden                                        EP 394152

II.  Title:  Bioactive Granules for Bone Tissue Formation

Country                                       Patent or Application No.
-------                                       -------------------------
United States                                 5,658,332*
European Patent Office                        869749
Austria                                       EP 869749
Belgium                                       EP 869749
Denmark                                       EP 869749
France                                        EP 869749
Great Britain                                 EP 869749
Germany                                       EP 869749
Greece                                        EP 869749
Ireland                                       EP 869749
Italy                                         EP 869749
Luxembourg                                    EP 869749
Monaco                                        EP 869749
Netherlands                                   EP 869749
Portugal                                      EP 869749
Spain                                         EP 869749
Sweden                                        EP 869749
Switzerland                                   EP 869749
India                                         699/CAL/95
Japan                                         503243/96

*The U.S. patent is the only issued patent in the family; the others are pending applications.

                                 Schedule 1.4
                        Biogran(R) Regulatory Approvals

                                   510K--US
                                   --------

K941780, decision date 02/10/95, and
K952922, decision date 12/19/95.

                                  CE MARK--EU
                                  -----------

CE Certificate, Medical Devices, Class III products, Certificate Number
CE2240.01
EC Design Examination Certificate, Class III products,
Certificate Number DEXAM2240.01
SYSTEMCERTIFICATE, meets ISO9001 and EN46001 requirements, Certificate Number S97.070A

Note: The CE Mark is not transferable. The Purchaser must register for its own CE Mark.

                                 Schedule 1.5
                             Biogran(R) Trademarks

United States
Mark                     Registration No.          Registration Date
----                     ----------------          -----------------
BIOGRAN(R)               2,034,186                 1/28/97

Argentina
Mark                     Application No.           Filing Date
----                     ---------------           -----------
BIOGRAN(R)               1978993                   5/29/95

Brazil
Mark                     Registration No.          Registration Date
----                     ----------------          -----------------
BIOGRAN(R)               818742259                 5/5/98

Chile
Mark                     Registration No.          Registration Date
----                     ----------------          -----------------
BIOGRAN(R)               465,076                   7/30/96

Colombia
Mark                     Registration No.          Registration Date
----                     ----------------          -----------------
BIOGRAN(R)               181,748                   11/29/95

European Community
Mark                     Registration No.          Effective Registration Date*
----                     ----------------          ---------
BIOGRAN(R)               64725                     4/1/96

Mexico
Mark                     Registration No.          Effective Registration Date*
----                     ----------------          ----------------------------
BIOGRAN(R)               530,711                   7/28/95

*This date, actually the filing date, should be used to calculate expiration of the registration and renewal periods. These periods are measured in 10-year increments beginning with the filing date. In many countries, such statutory periods are based on the filing date, although retroactive protection for events occurring between the filing date and the actual registration date is not available.

                                 Schedule 1.6
                                   Contracts


A.


Contracts:

                                    --------------------------------------------------------------------           --------------
                                                                  UNITS                                             Lots of Raw
                                    --------------------------------------------------------------------
                                                  Finished Goods Inventory Part Number                              Material
                                    --------------------------------------------------------------------
                                    2100-0001    2100-0002    2100-0003    2100-0004     2100-0005                  Bioglass
                                    --------------------------------------------------------------------
Ethox P.O. 99040501                            0          600            0             0            0
Ethox P.O. 99110902                            0            0        1,350             0          150
Ethox P.O. 00013108                            0          900            0             0            0
Mo-Sci P.O. 00010455
Steris " Isomedix P.O. 00013105                0            5            3             0            1
(Lots)                     13
Mo-Sci P.O. 00010437 (space
rental=$3,438/yr)


Quality:

Mo-Sci Corporation     cGMP compliance agreement between Orthovita, Inc. and Mo-
                         Sci Corporation dated November 29, 1999.

Ethox Corporation      cGMP compliance agreement between Orthovita, Inc. and
                         Ethox Corporation dated December 9, 1996.

B.


Contracts:

                                  -------------------------------------------------------------------               --------------
                                                                  UNITS                                             Lots of Raw
                                  -------------------------------------------------------------------
                                                  Finished Goods Inventory Part Number                              Material
                                  -------------------------------------------------------------------
                                    2100-0001    2100-0002    2100-0003    2100-0004     2100-0005                  Bioglass
                                  -------------------------------------------------------------------               --------------
Ethox P.O. 99040501                            0          600            0             0            0
Ethox P.O. 99110902                            0            0        1,350             0          150
Ethox P.O. 00013108                            0          900            0             0            0
Mo-Sci P.O. 00010455                                                                                                           13
Steris " Isomedix P.O. 00013105                0            5            3             0            1
(Lots)
Mo-Sci P.O. 00010437 (space
rental=$3,438/yr)



Quality:

Mo-Sci Corporation     cGMP compliance agreement between Orthovita, Inc. and Mo-
                        Sci Corporation dated November 29, 1999.

Ethox Corporation      cGMP compliance agreement between Orthovita, Inc. and
                        Ethox Corporation dated December 9, 1996.


Dental Research Studies:

Clinical Research Agreement between New York University and Orthovita, Inc.
                        dated November 22, 1996; the term of the agreement

has expired.
          Principal Investigator: Stuart J. Froum DDS
          Total Cost: $55,000.00

Clinical Study Agreement between Texas A&M Research Foundation - Baylor College of Dentistry and Orthovita, Inc., as amended
February 1999. The term of the agreement and the term of the amendment have expired.
          Principal Investigator: Dr. Roger R. Throndson
          Total Cost: $23,017.00


Intellectual Property:

Orthovita, Inc. Patent Assignment to Vita Licensing, Inc. dated May 19, 1999

Vita Licensing, Inc. License to Orthovita, Inc. dated June 28, 1999


Distribution:

Global Distribution Agreement between Orthovita, Inc. and Implant Innovations,
                        Inc. dated April 29, 1998

                                 Schedule 1.7
                                   Equipment


Description                               Asset ID       Location     Qty

Model 69 Granulizer Mill                    143-1          MoSci       1
IMD 69 Rolls                                189-1          MoSci       1
Crucible, 3L, Platinum-20% Rhodi            334-1          MoSci       1
Despatch LAC Oven                           193-1          Ethox       1
Biogran(R) Safety Flange Injection          377-1          Ethox       1
Silicone Spray Application System           403-1          Ethox       1
Biologival Safety Cabinet                   404-1          Ethox       1
Ethox 40 mil Tool Tray                      485-1          Ethox       1




Tooling - Cup Tray           Kenson Plastics, Inc., 920 Brush Creek Road,
Warrendale, PA 15086

                             p - (412) 776-6820     f - (412) 776-3910

Tooling - Syringe Tray       Crystal Thermoplastics, Inc., P.O. Box 7007,
Cumberland, RI

                             p - (401) 333-6363     f - (401) 333-6592

Note - physical possession of tooling cannot be transferred from the vendors' location.

                                 Schedule 1.9
                                   Inventory

                               (as of 1/21/2000)

                                                                    ------------------------------------------------   ------------
                         QUANTITY                                                        UNITS                           Lots of
                                                                            Finished Goods Inventory Part Number           Raw
                                                                    ------------------------------------------------
  ITEM                  DESCRIPTION                     LOCATION     2100-0001     2100-    2100-    2100-   2100-       Material
                                                                                   0002     0003     0004    0005        Bioglass
                                                                    ------------------------------------------------   ------------
I.     Inventory Amount (as of 1/21/2000)
       Finished Product Inventory at
       Orthovita (Units)                           Malvern                 0          36       557      326      82
       Packaged Product In-Transit from
       Ethox or Steris, Net                        In-Transit from     1,150         600       900        0     150
                                                   Ethox to Malvern
              (Net of retains & samples)
       Raw Material Bioglass at Ethox (Lots)       Ethox                                                                     16
                                                                    --------     -------   -------   ------  ------      ------
       Total Inventory Amount (as of 1/21/2000)                        1,150         636     1,457      326     232          16


Note: Miscellaneous packaging materials in unknown quantities located at Ethox.

                                 Schedule 1.11
                              Marketing Materials


1.   From Orthovita - Price List Biogran(R)

2.   From Orthovita - Comparison Chart of Biogran(R) & DFDBA

3.   From Orthovita - Comparison Chart of Biogran(R) & Xeno-Graft

4. From Orthovita - article - Biogran(R) - "This raises the question whether Bio-Oss may be regarded as a resorbable material, as previously reported."

5. From Orthovita - article - Biogran(R) - "We showed that different bone bank preparations of DFDBA even for the same bank, varied considerably in their ability to induce new bone, suggesting inherent differences in the quality of the material."

6. From Orthovita - article - Biogran(R) - "Ability of Commercial Demineralized Freeze-Dried Bone Allograft to Induce New Bone Formation Is Dependent on Donor Age But Not Gender."

7. From Orthovita - article - Biogran(R) - "Xenogenic bovine bone and DFDBA did not contribute to bone to microscrew contacts and are not recommended for enhancement of vital bone to implant contacts".Xenogenic bone and DFDBA appear to interfere with normal extraction socket healing."

8.   From Orthovita - article - Biogran(R) - "Biogran" vs. Bio-Oss Part II

9.   Biogran(R) - Compendium of studies - A comprehensive listing of articles.

10. Orthovita Clinical Case Review - "Biogran(R) Case Report: Ridge Preservation of Edentulated Mandible for Optimal Implant Placements."

11. Orthovita Clinical Case Review - "Biogran(R) Case Report: Regeneration of Large Extraction Socket Defect Prior to Implant Placement."

12. Orthovita Clinical Case Review - "Biogran(R) Case Report: Salvage of a Molar Compromised By a Large Infrabony Defect."

13.  ART 659 - "What is a Periodontist?"

14.  ART 667 - "What is Ridge Preservation?"

15.  No ART number - Laminated Ridge Preservation Chart.

16. ART 668 rev 10/99 - "Biogran(R) - Resorbable Synthetic Bone Graft" information brochure.

17. 1 set of 52 slides for a presentation created by Chuck Cohen, on Biogran(R) & Orthovita.

                                 Schedule 1.14
                                Specifications

     Sterile 45S5 glass particles sized to 300-355 microns.

                                Schedule 3.3.2
                            Revised Inventory List


To be provided as set forth in Section 3.3.2.

                                 Schedule 3.5
                           Purchase Price Allocation

      Transferred Asset Category              Schedule         Assigned
                                                                 Value

      Biogran(R) Patents (Title I)          Schedule 1.3
            United States                                      $2,520,000
            All other outside the
            United States                                       1,080,000
      Biogran(R) Patents (Title II)         Schedule 1.3           50,000
      Biogran(R) Trademarks                 Schedule 1.5           26,500
      Biogran(R) Know-How                   Schedule 1.2           26,500
      Contracts                             Schedule 1.6A          26,500

      Biogran(R) Regulatory Approvals       Schedule 1.4           26,500
      Equipment                             Schedule 1.7          144,000
                                                               $3,900,000

                                 Schedule 3.7
                Current CORTOSS(TM) and ORTHOCOMP(TM) Products


                            CORTOSS Injectable(TM)
                               CORTOSS Putty(TM)
                             CORTOSS Implants(TM)
                        ORTHOCOMP Injectable Cement(TM)


The products listed above are patented, nonresorbable, bone bonding composites that, subject to the receipt of all required regulatory approvals by governmental and regulatory authorities, will offer ease of use in delivery and immediate function to load bearing, bone reinforcement, implant stabilization and bone grafting applications. The biocompatible nature allows for intimate conformation to the area of placement and the setting or polymerization reaction leads to immediate load bearing strength with elastic moduli closely resembling that of natural bone, as opposed to metal alone. The strength of the composite material is integrated by the surface grafting and chemical bonding to bone and tissue surfaces. This interaction leads to improved fracture toughness of the entire implant system. This composite is ideal for osteoporotic patients and other patients whose bone vitality is compromised, such as those being treated for cancer. The specially formulated thermoset resin matrix exhibits a low exotherm on polymerization and strong 3-dimensional bonding that prohibits residual monomer leaching.

                                 Schedule 4.2A
                     Form of Biogran(R) Patent Assignment
                      (A)     WORLDWIDE PATENT ASSIGNMENT



     This Patent Assignment is made on this _____ day of ______________ 2000, by Orthovita, Inc., a corporation formed under Pennsylvania law, and having a place of business at 45 Great Valley Parkway, Malvern, Pennsylvania 19355 (the "Assignor") in favor of Implant Innovations, Inc., having a place of business at 4555 Riverside Drive, Palm Beach Gardens, Florida, a corporation formed under Florida law ("Assignee").

               WHEREAS, Assignor owns all right, title and interest in and to, or arising under, certain United States and foreign Letters Patent and applications for Letters Patent set forth on the attached Schedule A; and

               WHEREAS, Assignee desires to acquire all right, title, and interest in and to said United States and foreign Letters Patent and applications for Letters Patent;

               NOW, THEREFORE, for One Dollar ($1) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby assigns and transfers to Assignee, the entire right, title, and interest in and to the United States and foreign Letters Patent and applications for Letters Patent set forth on the attached Schedule A and in and to all Letters Patent granted on said applications, and hereby agrees to execute all applications or papers necessary to obtain and maintain said United States and foreign Letters Patent and applications for Letters Patent in all countries.

by Assignor                           ORTHOVITA, INC.

                                  By:  ___________________________
                                  Name:  _________________________
                                  Title:  __________________________

State of   Pennsylvania
County of :

On this ______ day of ___________, 2000, personally appeared before me a Notary Public for the State of Pennsylvania; and acknowledged to me that he executed the same for the uses and purposes therein set forth.


                                      Signature of Notary Public

Seal                                  Residing at: ________________________
                                      _____________________________________

                                      My Commission Expires:  _____________

                                  SCHEDULE A

I. Title: Process for Restoring an Osseous Defect or Deficiency by Filling with Osseous Tissue

Country                                     Patent No.
--------                                    ----------
United States                               5,204,106
Austria                                     107519
Belgium                                     09000433
Canada                                      2,014,940
German Democratic Republic                  293728
(Former)
Germany                                     EP 394152
European Patent Office                      394152
Spain                                       2,055,386
France                                      8905504
Japan                                       1,873,690
Switzerland                                 EP 394152
Denmark                                     EP 394152
Great Britain                               EP 394152
Greece                                      3,012,309
Italy                                       26375BE/94
Luxembourg                                  EP 394152
the Netherlands                             EP 394152
Sweden                                      EP 394152

II.  Title:  Bioactive Granules for Bone Tissue Formation

Country                                     Patent or Application No.
-------                                     -------------------------
United States                               5,658,332*
European Patent Office                      869749
Austria                                     EP 869749
Belgium                                     EP 869749
Denmark                                     EP 869749
France                                      EP 869749
Great Britain                               EP 869749
Germany                                     EP 869749
Greece                                      EP 869749
Ireland                                     EP 869749
Italy                                       EP 869749
Luxembourg                                  EP 869749
Monaco                                      EP 869749
Netherlands                                 EP 869749
Portugal                                    EP 869749
Spain                                       EP 869749
Sweden                                      EP 869749
Switzerland                                 EP 869749
India                                       699/CAL/95
Japan                                       503243/96

*The U.S. patent is the only issued patent in the family; the others are pending applications.

                                 Schedule 4.2B
               Form of Biogran(R) Regulatory Approval Assignment


______________, 2000



Document Mail Center (HFZ-401)
Center for Devices and Radiological Health
Food and Drug Administration
9200 Corporate Boulevard
Rockville, MD  20850

Re:    K941780, decision date 02/10/95, and
     K952922, decision date 12/19/95.

Dear Sir/Madam:


This is to inform you that, effective ____, 2000, ownership of K941780, decision date 02/10/95, and K952922, decision date 12/19/95, was transferred from Orthovita, Inc. to:

                      Implant Innovations, Inc.,
                      4555 Riverside Drive
                      Palm Beach Gardens, Florida
                      Fax: (561) 776-6833

Please include a copy of this letter each of the files for K941780 and K952922. Thank you for your attention to this matter.

Sincerely,

Orthovita, Inc.


_________________________________
By:
Title:

                                 Schedule 4.2C
                    Form of Biogran(R) Trademark Assignment

                             TRADEMARK ASSIGNMENT
                             --------------------

               This Trademark Assignment is made on this _____ day of ______________ 2000, by Orthovita, Inc., a corporation formed under Pennsylvania law, and by Vita Licensing, Inc., a corporation formed under Delaware law (collectively the "Assignors") in favor of Implant Innovations, Inc., a corporation formed under Florida law ("Assignee").

               WHEREAS, Assignors own all right, title and interest in and to, or arising under, certain United States and foreign trademarks, together with all registrations or applications therefor, set forth on the attached Schedule A ("Marks"), and the goodwill of the business developed through the use of the Marks; and

               WHEREAS, Assignee desires to acquire all right, title, and interest in and to the Marks and the goodwill developed through the use of the Marks; and

               WHEREAS, Assignee is a successor to a portion of the business of Assignors to which the Marks pertain and such business is ongoing and existing.

               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignors hereby assign and transfer to Assignee, the entire right, title, and interest in and to the Marks and the goodwill of the business symbolized by the Marks. All rights and privileges, including the right to sue for and receive all damages from past infringements of the Marks, will be held and enjoyed by the Assignee, its successors, or future assigns, and other legal representatives.


by Assignor                           ORTHOVITA, INC.

                                   By:  ___________________________
                                   Name:  _________________________
                                   Title:  __________________________


State of   Pennsylvania
County of :

On this ______ day of ___________, 2000, personally appeared before me a Notary Public for the State of Pennsylvania; and acknowledged to me that he executed the same for the uses and purposes therein set forth.

                                     Signature of Notary Public

Seal                                       Residing at:_______________________

                                     _________________________________

                                     My Commission Expires:  ____________


Assignor                                VITA LICENSING, INC.

                                 By:  ___________________________
                                 Name:  _________________________
                                 Title:  __________________________


State of   Delaware
County of :

On this ______ day of ___________, 2000, personally appeared before me a Notary Public for the State of Delaware; and acknowledged to me that he executed the same for the uses and purposes therein set forth.



                                     Signature of Notary Public

Seal                                       Residing at: _______________________

                                     _________________________________

                                     My Commission Expires:  ____________



by Assignee                             IMPLANT INNOVATION, INC.

                                 By:  ___________________________
                                 Name:  _________________________
                                 Title:  __________________________

State of   Florida
County of :

On this ______ day of ___________, 2000, personally appeared before me a Notary Public for the State of Delaware; and acknowledged to me that he executed the same for the uses and purposes therein set forth.



                                     Signature of Notary Public

Seal                                       Residing at: _______________________

                                     _________________________________

                                     My Commission Expires:  ____________



                                  SCHEDULE A


United States
Mark                     Registration No.          Registration Date
----                     ----------------          -----------------
BIOGRAN(R)               2,034,186                 1/28/97

Argentina
Mark                     Application No.           Filing Date
----                     ---------------           -----------
BIOGRAN(R)               1978993                   5/29/95

Brazil
Mark                     Registration No.          Registration Date
----                     ----------------          -----------------
BIOGRAN(R)               818742259                 5/5/98

Chile
Mark                     Registration No.          Registration Date
----                     ----------------          -----------------
BIOGRAN(R)               465,076                   7/30/96

Colombia
Mark                     Registration No.          Registration Date
----                     ----------------          -----------------
BIOGRAN(R)               181,748                   11/29/95

European Community
Mark                     Registration No.          Effective Registration Date*
----                     ----------------          ----------------------------
BIOGRAN(R)               64725                     4/1/96

Mexico
Mark                     Registration No.          Effective Registration Date*
----                     ----------------          ----------------------------
BIOGRAN(R)               530,711                   7/28/95


*This date, actually the filing date, should be used to calculate expiration of the registration and renewal periods. These periods are measured in 10-year increments beginning with the filing date. In many countries, such statutory periods are based on the filing date, although retroactive protection for events occurring between the filing date and the actual registration date is not available.

                                Schedule 4.3.1
                              Wiring Instructions


VITA LICENSING WIRING INSTRUCTIONS:

First Union National Bank
ABA 053000219
Trust Operations Account #5000000016439
FBO:  Vita Licensing, Inc.
Account #6728013862
Attention DTCM fax (302) 552-3127




ORTHOVITA WIRING INSTRUCTIONS:

Progress Bank
ABA 231371841
Account #1050-00988
FBO: Orthovita, Inc.
Attention: Steven Hobman

                                Schedule 6.1.5
                                Pending Actions

1.   Court of Appeals for the Federal Circuit Docket No. 99-1071, 99-1072;
     Status: affirmed without opinion, deadline for appeal to Supreme Court has passed.

2.   European Patent Office, Opposition, Number T-0307/99-332.

                                Schedule 6.1.10
                                   Suppliers


               Mo-Sci Corporation
               4000 Enterprise Drive
               P.O. Box 2
               Rolla, Missouri 65402-0002
               p - (573) 364-2338
               f - (573) 364-9589


               Ethox Corporation
               251 Seneca Street Buffalo,
               New York 14204-2088
               p - (716) 842-4000
               f - (716) 842-4040


               Steris-Isomedix Services
               4405 Marketing Place
               Groveport, Ohio 43125
               p - (614) 836-5757
               f - (614) 836-9829

                                Schedule 6.1.14
                            Studies and Information

Compendium of Studies
March 1999

-----------------------------------------------------------------------------------------------------------------------------
Title/Reference                              Study Design                                Status/Results
-----------------------------------------------------------------------------------------------------------------------------
Toshitake Furusawa, Kazuaki Mizunuma,        25 patients received subantral              Histologies confirmed excellent
Osteoconductive properties and efficacy of   augmentation with Biogran(R). At 7          bone growth inside and surrounding
resorbable bioactive glass as a bone         months, biopsies were taken and implants    excavated granules. Transformed
grafting material, Implant Dentistry, Vol    placed. Histological, micromechanical,      Biogran(R) is the same hardness as
                   -----------------
6, Num 2, 1997, 93-101.                      and chemical analysis were performed.       natural bone.  Silica was nearly
                                                                                         absent at the 7 month time point.
-----------------------------------------------------------------------------------------------------------------------------

Schepers, E, DeClercq, M, Ducheyne, P, and   Biogran(R) compared to dense and porous     HA The paper which documented
Kempeneers, R, Bioactive glass particles     in Beagle mandible. Histologies at 1,       Biogran(R)'s unique osteostimulatory
as a filler for bone lesions, J Oral         2, 3, 6, and 12 months.                     effect on bone tissue formation.
                              ------
Rehabilitation, 1991, 18:439-52.                                                         Phenomenon not seen with other
--------------
                                                                                         materials.
-----------------------------------------------------------------------------------------------------------------------------

Schepers, E. Ducheyne, P. Bioactive glass    Original dog study extended for 24          This is the study that documents
particles of narrow size range for           months.  Additional comparisons with        the criticality and superiority of
treatment of oral bone defects:  A 1-24      212-300, 425-800, and 100-710um particle    300-355 um bioactive glass particle
month experiment with several materials      sizes.                                      size range for stimulating bone
and particle sizes and size ranges.  J.                                                  growth.
                                     ---
Oral Rehabilitation, 1997, 24: 171-181.
-------------------
-----------------------------------------------------------------------------------------------------------------------------

Schepers, E, Ducheyne, P, Bioactive glass    Clinical evaluation of Biogran(R) in        Biogran(R) was found effective for
particles of limited size range: a new       extraction sites, ridge augmentations,      the treatment of a variety of oral
material for the repair of bone defects,     cystic defects, and apical defects. 86      bone defects with no incidence of
Implant Dentistry, Vol 2, Num 3, 1993,       patients with 106 defect sites. 3 year      material failure.
-----------------
151-156.                                     follow up.
-----------------------------------------------------------------------------------------------------------------------------

E. Schepers and P. Ducheyne, Long term       Clinical evaluation of Biogran" in          This study documents that the
clinical evaluation of bioactive glass       extraction sites, ridge augmentations,      excellent results evident in the
particles of narrow size range,              cystic defects,  and apical defects.        Implant Dentistry article after two
Bioceramics, Vol 9, 99-102, 1996.            119 patients with 139 defect sites.  5      years of follow up, are maintained
                                             year follow up.                             for at least 5 years.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Title/Reference                              Study Design                                Status/Results
-----------------------------------------------------------------------------------------------------------------------------
AM Gatti, Glass corrosion layers on          Biogran(R) was placed in the jaws, muscle,  These two animal models confirmed
bioactive glass granules of uniform size     and skin of rabbits and sheep.              the osteostimulatory effect of
affect cellular function, Bioceramics, Vol                                               Biogran(R) in bony sites.  Biogran(R)
                          -----------
6, 1993, 395-400                                                                         placed in non osseous sites would
                                                                                         excavate without bone growth.
-----------------------------------------------------------------------------------------------------------------------------

Evert Schepers, Lieven Barbier, Paul         Implants are placed into Biogran(R)         Quantification of bone growth
Ducheyne, Implant placement enhanced by      treated or ungrafted extraction sockets     reveals much greater bone formation
bioactive glass particles of narrow size     after 3 months of healing in the beagle     in the extraction sockets treated
range, Int Journal of Oral and               mandible. Implants are allowed to           with Biogran(R). Also, there was
Maxillofacial Implants, 1998; 13:655-665     osseointegrate for 3 additional months,     better osseointegration of the
                                             and are then loaded for 2 months.  All      implants placed into Biogran(R)
                                             sites are evaluated histologically.         treated sites than control sites
                                                                                         for both before and after loading
                                                                                         of the implants.  Presented at
                                                                                         Congress of Preprosthetic Surgery,
                                                                                         Copenhagen, Denmark, June 1997
-----------------------------------------------------------------------------------------------------------------------------

W. Lai, P. Ducheyne, J. Garino, Removal      5 rabbits received 1500 mg (equivalent      Resorbed silica gel is harmlessly
pathway of silicon released from bioactive   to 30 cc in human) Biogran(R) and 4         excreted in soluble form through
glass granules, in vivo, Bioceramics, 1998   control rabbits.  Urine and blood           urine.  No accumulation in distal
                                             samples collected daily and weekly,         organs (appendix, brain, kidney,
                                             respectively.  Distal organs examined at    liver, heart, and lung).
                                             6 weeks.
-----------------------------------------------------------------------------------------------------------------------------

Greg Fox, DMD, Edwin S. Rosenberg, DMD,      12 patients with paired interproximal       The Biogran(R) treated sites
Bioactive glass particles of narrow size     defects.  Biogran(R) vs. ungrafted          significantly (P0.0001)
range for the repair of human                control.  6 months reentry to measure       outperformed the control sites for
interproximal periodontal defects            bone height gain.                           both bone height gain and clinical
                                                                                         attachment level gain.  Presented
                                                                                         at AAP New Orleans, Oct. 1996.
-----------------------------------------------------------------------------------------------------------------------------

V. Lekovic, E.B. Kenney, P. Camargo Socket   17 patients with bilateral extractions      Ridge Preservation with Biogran(R)
                         ----------
preservation with Biogran(R) and calcium     were treated.  Primary closure was not      was statistically significantly
sulfate barrier for closure, UCLA and        attempted.  Capset was used to contain      better than controls.  Final
University of Belgrade                       Biogran(R).  Control sites were not         manuscript is in preparation.
                                             grafted.  Sites reentered at 6 months.      Biopsies undergoing histological
                                             Ridge dimensions are measured pre-op and    preparation.
                                             at 6 months.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Title/Reference                              Study Design                                Status/Results
-----------------------------------------------------------------------------------------------------------------------------
Gert L. deLange, E. K. Berger, Clinical      Patients are treated with different         The first group of patients (50-50
and histological evaluation of bone          mixture ratios (50-50; 80-20; 100-0;        mixture) were biopsied at 3-5
regeneration in atrophic maxillae by the     0-100) of Biogran(R) and autogenous bone    months and show very active bone
use of Biogran(R), Dept of Oral Cell         taken from the iliac crest.  Trephine       growth throughout the sinus as
Biology, Academic Center for Dentistry,      core biopsies are taken prior to implant    evidenced by new woven bone covered
Amsterdam, NETHERLANDS                       placement.                                  by large bands of osteoid tissue.
                                                                                         Presented at  Euro Perio Congress,
                                                                                         Florence, Italy, May 1997.
                                                                                         Submitted by J. Clinical Oral
                                                                                         Implants Research.
-----------------------------------------------------------------------------------------------------------------------------

A. Valentin, The clinical application of     50 patients underwent subantral grafting    The first biopsies have been
Biogran(R) for sinus augmentation and ridge  or ridge splitting with implants.           prepared histologically and
splitting augmentations with implant         Biopsies are taken at 6 months.             confirmed good bone growth.
placements, Mannheim, Germany                                                            Presented at the Congress for
                                                                                         Preprosthetic Surgery, Copenhagen,
                                                                                         Denmark, June 1997.  Submitted to
                                                                                         Quintessence Jan 99.
-----------------------------------------------------------------------------------------------------------------------------

G. Triplett, R. Throndson, The Application   20 patients with bi-lateral impacted 3rd    All surgeries were completed. Six
of Biogran(R) for Enhanced Clinical Outcomes molars will be studied. One site is         month evaluation completed 6/99.
After 3rd Molar Extractions, Baylor          grafted with Biogran(R); other not grafted  Reduced pain in Biogran(R) grafted
University                                   as control. Periodontal health distal       sites.
                                             to 2nd molar will be charted for one
                                             year.
-----------------------------------------------------------------------------------------------------------------------------

Stuart J. Froum, Dennis Tarnow, and Edwin    Biogran(R) will be compared to DFDBA and    All surgeries are completed.
S. Rosenberg, Comparison of two bone graft   ungrafted control for treating              Preliminary results presented at 3i
materials for extraction socket repair,      extraction sockets.  Trephine core          International Symposium Jan 99.
Department of Implant Dentistry, New York    biopsies will be taken prior to implant     Biogran(R) histologies show superior
University College of Dentistry              placement at 3 and 6 months.                bone density than DFDBA and
                                                                                         controls.
-----------------------------------------------------------------------------------------------------------------------------

Evert Schepers, Daniel van Steenberghe,      Histological analysis of treatments for     Pilot study showed promising
Periodontal Study in Beagle Dogs,            bone loss from chronically inflamed         results for regeneration of
Departments of Periodontology and            tissues. Four treatment modalities will     attachment apparatus in Biogran(R)
Prosthetic Dentistry, Catholic University    be compared (Biogran(R); Membrane e-PTFE,   treated sites after 3 months.
of Leuven, BELGIUM                           Perioglas, Control-no material)             Study is complete pending histological
                                                                                         evaluation.  Data very promising for
                                                                                         Biogran(R).
-----------------------------------------------------------------------------------------------------------------------------

Peter Blijdorp, Sinus elevation              Biogran(R) plus autogenous bone             6 patients are entered into the
using bioactive glass granules of            (50/50) is compared to Autogenous           study. First histologies confirm
narrow size range and autogenous             bone extended with HA (80/20).              good bone growth.
bone, Dutch Academy of Aesthetic Dentistry,
Arnhem, NETHERLANDS
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Title/Reference                              Study Design                                Status/Results
-----------------------------------------------------------------------------------------------------------------------------
G. Cordioli, C. Mazzocco, Sinus              At least 3 implants are placed              36 implants placed, no failures at
augmentation using Biogran(R) with           immediately in each grafted sinus.  15%     2 years.  Histologies show active
simultaneous implant placement, Padova,      autogenous, 85% Biogran(R) placed in class  bone growth.  Histomorphometric
ITALY                                        IV sinuses.  Biopsies taken at 9 months.    data being analyzed.
-----------------------------------------------------------------------------------------------------------------------------

Bercy, Use of Biogran(R) to treat large      Twenty four patients with 6mm or greater    Excellent stable results at 2
periodontal defects. Academic Hospital,      defects with 2 or less bony walls are       years. Data being written-up for
St. Luc, Brussels, BELGIUM                   being entered into the study for            submission.
                                             treatment with Biogran(R) without a
                                             membrane. Standardized x-rays and
                                             clinical follow-up will occur at 12
                                             and 24 months post-op.
-----------------------------------------------------------------------------------------------------------------------------

F. Khoury, Grafting of Chin Autogenous       30 consecutive patients to have             About 10 patients have been entered
Bone Harvest Sites.                          autogenous harvest sites in symphysis       into study, preliminary results are
                                             filled with Biogran(R) and covered with     excellent.
                                             Guidor7 membrane.
-----------------------------------------------------------------------------------------------------------------------------

R.C. Rhoad, E. Vresilovic, Bioactive glass   4 beagles were bilaterally grafted with     Biogran(R) was over 95% resorbed.
as a bone graft substitute in a canine       Biogran(R) and autogenous bone for 6        Active bone growth with Biogran(R)
metaphyseal bone defect, University of       months                                      was nearly indistinguishable
Pennsylvania, Department of Orthopaedic                                                  compared to autogenous bone control
Surgery                                                                                  sites.
-----------------------------------------------------------------------------------------------------------------------------

Fumihiko Watanabe, Comparative study of      5 beagles treated for tooth extraction,     Study just getting started.
graft materials for filling extraction       Biooss, Biogran(R), TCP and autogenous to
sites, School of Dentistry, Tokyo            be compared.  Implants placed 3 months
                                             after grafting.  Histology after 3
                                             months of integration.
-----------------------------------------------------------------------------------------------------------------------------

Brett Dyer, Raul Caffessee, Biogran(R) for   1 year human clinical trial.  Clinical      First histologic sections under
the treatment of periodontal defects,        parameters measured preop, and 1 year       preparation.
Houston, Texas                               with surgical reentry.  Biopsies of
                                             grafted sites taken at 1 year.
-----------------------------------------------------------------------------------------------------------------------------

                                 Exhibit 4.2D
                           Form of Escrow Agreement


                           FORM OF ESCROW AGREEMENT


     This ESCROW AGREEMENT ("Escrow Agreement") is made as of __________________ 2000, by and among ORTHOVITA, INC., a Pennsylvania corporation, and VITA LICENSING, INC., a Delaware corporation, (collectively the "Sellers"), CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION (the "Escrow Agent") and IMPLANT INNOVATIONS, INC., a Florida corporation ("Buyer").

                                  Background
                                  ----------

     The Buyer and the Sellers are parties to that certain Asset Sale Agreement dated as of even date herewith (the "Asset Sale Agreement"). This Escrow Agreement is being executed and delivered pursuant to Sections 4.2.4 and 4.3.2 of the Asset Sale Agreement.

                                  Witnesseth
                                  ----------

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein, hereby agree as follows:

1.   Effect of Asset Sale Agreement
     ------------------------------

     As between the Buyer and the Sellers, the provisions of the Asset Sale Agreement are incorporated herein by reference, but only as the context of this Escrow Agreement may require. The Escrow Agent is not a party to the Asset Sale Agreement and shall, therefore, act only in accordance with the terms and conditions contained herein. Unless otherwise defined herein, capitalized terms are used herein as defined in the Asset Sale Agreement.

2.   Creation of the Escrow Account.
     ------------------------------

     There is hereby created and established with the Escrow Agent an escrow account (the "Escrow Account"), to be held in the custody of the Escrow Agent in accordance with this Escrow Agreement.

3.   Escrow Funds.
     ------------

     (a) On the date of this Escrow Agreement, the Buyer is depositing exclusively with the Escrow Agent the sum of $400,000 (together with any interest thereon or proceeds therefrom from the date hereof, the "Escrow Funds"), and the Escrow Agent acknowledges receipt of the Escrow Funds and deposit thereof into the Escrow Account.

     (b) The Escrow Funds shall be continuously invested and reinvested by the Escrow Agent in short-term United States obligations issued by or guaranteed by the United States Treasury, or in such other securities or instruments, as may be approved in writing from time to time by the Sellers and the Buyer. Absent joint specific written investment directions from such parties, the Escrow Funds will be invested in the Vista 100% U.S. Treasury Fund, which is a mutual fund for which the Escrow Agent or an affiliate of the Escrow Agent may serve as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Escrow Agreement that are separate from the fees received from such funds, and
(iii) services performed for such funds and pursuant to this Escrow Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates. All interest income or other investment proceeds thereon shall become part of the Escrow Funds.

     (c) The Escrow Funds shall not be subject to lien or attachment by any creditor of any party hereto, and shall be used solely for the purpose set forth in this Escrow Agreement and the Asset Sale Agreement. Other than as provided herein, the Escrow Funds shall not be subject to set-off.

     (d) Except as provided in Sections 4 or 5 hereof, the Escrow Funds may only be disbursed from the Escrow Account upon the joint written direction of the Sellers and the Buyer.

     (e) Subject to the remaining provisions contained herein, including Sections 4 and 5 hereof, any payment of the Escrow Funds (including accrued interest) shall automatically include payment of the Escrow Agent"s compensation in accordance with Section 7 below, after which time payment shall be automatically made to Sellers, without the requirement of any further action by the parties hereto.

     (f) Each of the Buyer and the Sellers, in the notice section of this Escrow Agreement, are providing the Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service.

4.   Claims under the Asset Sale Agreement.
     -------------------------------------

     (a) If at any time during the Escrow Period (as herein defined) the Escrow Agent receives written notice (a "Claim Notice") from Buyer that it is entitled to indemnification pursuant to Article VII of the Asset Sale Agreement together with a certificate from the President and CEO or any Vice President certifying that (x) the Deductible has been met and the procedures set forth in Article VII of the Asset Sale Agreement that are applicable to the Buyer have been followed, and (y) the Buyer has given the Sellers" contemporaneous notice of such claim for indemnification, then the Escrow Agent shall pay from the Escrow Funds the amount of damages specified in such notice, unless the Escrow Agent receives a written objection from the Sellers" (a "Claim Response") to Buyer's claim within 30 days after the date of the Claim Notice.

     (b) In the case of a Claim Response, the Escrow Agent shall pay from the Escrow Funds only such amount as specified:

        (i)  in a joint written direction of the Buyer and the Sellers, or

        (ii) in a final order of a court of competent jurisdiction (a "Final Order").

5.   Escrow Period; Termination of Escrow.
     ------------------------------------

     (a) The period during which the Escrow Funds shall be held in escrow hereunder (the "Escrow Period") shall commence on the date hereof and shall end on the date that is the later of (i) the date on which all of the Escrow Funds have been delivered to the Buyer pursuant to Section 4 hereof and (ii) the first anniversary of the date hereof (the "Disbursement Date").

     (b) If a dispute with respect to a Claim Notice is unresolved on the Disbursement Date, the Escrow Agent shall (i) hold back and not distribute a portion of the then remaining Escrow Funds in an amount equal to such unresolved claim (the "Hold Back Funds"), and (ii) release from escrow and distribute to the Sellers the remaining Escrow Funds, if any, in accordance with Section 3(d) hereof. The Hold Back Funds shall continue to be held by the Escrow Agent pursuant to this Escrow Agreement and the Escrow Agent shall only pay the Hold Back Funds to the Sellers and/or the Buyer, as the case may be, in accordance with the provisions of Section 4(b) above. This Escrow Agreement shall terminate at such time as the Hold Back Funds have been delivered to the Buyer and/or the Sellers pursuant to the terms of this Escrow Agreement.

6.   Duties of the Escrow Agent.
     --------------------------

     (a) The Escrow Agent shall be liable as a depository only. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no further duties or responsibilities shall be implied. The Escrow Agent shall have no duty to solicit any payments that may be due to it hereunder. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct caused a loss to the Buyer or any Seller. In the administration of this Escrow Agreement and the Escrow Account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. The Escrow Agent shall not be liable for any mistake of fact or error in judgment, or for any act or failure to act of any kind taken in good faith and believed by it to be authorized or within the rights or powers conferred by this Escrow Agreement, unless such act or failure to act has been determined by a court of competent jurisdiction to constitute willful misconduct or gross negligence that caused a loss to the Buyer or any Seller, as the case may be.

     (b) The Escrow Agent shall not be liable in any respect on account of identity, authority or rights of persons executing or delivering, or purporting to execute or deliver, any document, item, or other writing, and may rely absolutely and be fully protected in acting upon any item, document or other writing believed by it in good faith to be authentic in performing its duties hereunder. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any such document or other writing.

     (c) The Buyer, on the one hand, and the Sellers, on the other hand, jointly and severally, agree to indemnify and hold the Escrow Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket, incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instruction or other direction upon which the Escrow Agent is authorized to rely pursuant to the terms of this Escrow Agreement. All Losses hereunder shall be paid 50% by the Buyer, on the one hand, and 50% by the Sellers, on the other hand. The provisions of this Section 6(c) shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent for any reason. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of such loss or damage and regardless of the form of action.

     (d) In the event of disagreement between the parties to this Escrow Agreement, or persons claiming under them, or any of them, the Escrow Agent reserves the right to hold all Escrow Funds in its possession until a mutual agreement has been reached between all of said parties, or until delivery is made to court in any interpleader action, or until as otherwise authorized by final judgment or decree.

     (e) The Escrow Agent may resign and be discharged from its duties under this Escrow Agreement by giving the Buyer and the Sellers 30 days? prior written notice thereof.

     (f) At any time, the Buyer and the Sellers may discharge the Escrow Agent by jointly executing and delivering to the Escrow Agent notice of its discharge as Escrow Agent hereunder and specifying (i) the date when such discharge shall take effect and (ii) the successor (the "Successor Escrow Agent") is, in which event the Escrow Agent will be discharged of its duties as of such date and shall transfer all Escrow Funds then held by the Escrow Agent to the Successor Escrow Agent. This Agreement shall terminate, and the Escrow Agent shall be discharged from any further obligations hereunder upon the disbursement of the Escrow Funds.

     (g) If the Escrow Agent shall be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body or agency because of insolvency or bankruptcy, or if for any other reason a vacancy shall forthwith exist in the office of Escrow Agent, then within a period of 30 days thereafter, a Successor Escrow Agent shall be appointed by the mutual agreement of the Buyer and the Sellers. If no agreement has been reached as aforesaid and no Successor Escrow Agent shall have been so appointed and have accepted such appointment within such 30-day period, the Buyer shall appoint a Successor Escrow Agent (which shall be independent of the Buyer).

7.   Expenses.
     --------

     The Escrow Agent shall be entitled to reasonable compensation for its services and reimbursement for its out-of-pocket expenses set forth on Exhibit A
                                                                       ---------
hereto. All such compensation and reimbursement for out-of-pocket expenses and fees (including reasonable attorneys' fees) shall be paid out of any payment of the Escrow Funds (including accrued interest) which shall automatically be paid to the Escrow Agent under Section 3 hereof without the requirement of any further action by the parties hereto. The Buyer and the Sellers shall each bear their own expenses in connection with the resolution of any Claim under
Section 4 hereof.

8.   Notices.
     -------

     Unless expressly specified otherwise herein, all notices or other communications required or permitted to be given under this Escrow Agreement shall be in writing and shall be considered sufficiently given in all respects
(a) when personally delivered, (b) when sent by telecopier, with written confirmation of receipt, (c) the day after being sent by overnight courier service or (d) three days after being deposited in the United States Certified Mail, Postage Prepaid, Return Receipt Requested, addressed as follows or in each case to such other address or facsimile number as shall be designated by notice duly given pursuant to this Section:


           If to Sellers, to:

                   Orthovita, Inc.
                   45 Great Valley Parkway
                   Malvern, Pennsylvania 19355
                   Fax: (610) 640-1714
                   Attention: Bruce A. Peacock, Chief Operating Officer and President
                   Telephone: (610) 407-5250

                   Vita Licensing, Inc.
                   300 Delaware Avenue
                   Suite 900, 9th Floor
                   MC - DE5403
                   Wilmington, Delaware 19801
                   Fax:  (302) 552-3128
                   Attention:  Joseph M. Paiva, Vice President
                   Telephone: (610) 407-5233

           With a copy to:

                   Morgan, Lewis & Bockius LLP
                   1701 Market Street
                   Philadelphia, PA 19103
                   Fax: (215) 963-5299
                   Attention: David R. King, Esquire
                   Telephone: (215) 963-5371


           If to Purchaser, to:

                   Implant Innovations, Inc.
                   4555 Riverside Drive
                   Palm Beach Gardens, Florida 33410
                   Fax: (561) 776-6833
                   Attention:  President
                   Telephone: (561) 776-6702

           With a copy to:

                   Steel, Hector & Davis LLP
                   1900 Phillips Point West
                   777 South Flagler Drive
                   West Palm Beach, Florida 33401
                   Fax: (561) 655-1509
                   Attention:  Thomas G. O'Brien III, Esquire
                   Telephone: (561) 650-7287

     If to the Escrow Agent:

           Chase Manhattan Trust Company, National Association
           One Liberty Place, Suite 5210
           1650 Market Street
           Philadelphia, PA  19103
           Fax: (215) 568-1450
           Attention:  Capital Market Fiduciary Services
           Telephone: (215) 988-1322

9.   General Terms.
     -------------

     (a) This Escrow Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its provisions concerning conflict of laws.

     (b) This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns. Any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the successor to the Escrow Agent hereunder without further act.

     (c) This Escrow Agreement and, as between the Buyer and Sellers only, the Asset Sale Agreement, contain the entire agreement among the parties hereto with respect to the subject matter hereof. This Escrow Agreement may not be amended or revised except by a written instrument signed by all the parties hereto.

     (d) Unless the context of this Escrow Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to one gender include all genders, (iii) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (iv) references to "hereunder," "herein," "hereto" or "hereof" relate to this Escrow Agreement. The section and other headings contained in this Escrow Agreement are for reference purposes only and shall not control or affect the construction of this Escrow Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Escrow Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under generally accepted accounting principles.

     (e) This Escrow Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Escrow Agreement to produce or account for more than one such counterpart.

     (f) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent shall seek confirmation of such instructions by telephone call-back to the person or persons designated in
Section 8 hereof, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Buyer and the Sellers acknowledge that such security procedure is commercially reasonable.

     (g) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                     [SIGNATURE PAGE TO ESCROW AGREEMENT]


     IN WITNESS WHEREOF, this Escrow Agreement has been executed by the undersigned as of the day and year first written above.

                              CHASE MANHATTAN TRUST COMPANY,

                                    NATIONAL ASSOCIATION, as Escrow Agent



                              By:  ____________________________________
                              Name:       Judith Wisniewski
                              Title:      Assistant Vice President


                              IMPLANT INNOVATIONS, INC.


                              By:  ____________________________________
                              Name:
                              Title:

                              ORTHOVITA, INC.


                              By:  ____________________________________
                              Name:
                              Title:

                              VITA LICENSING, INC.


                              By:  ____________________________________
                              Name:
                              Title:

                                   EXHIBIT A

                        Escrow Agent Fees and Expenses


                                Orthovita, Inc.
                   Proposed Escrow Agency Agreement Between
            Orthovita, Inc. VITA Licensing and Implant Innovations
              Chase Manhattan Trust Company, National Association
                       Proposal to Serve as Escrow Agent


                                  Initial Fee
                                  -----------

To cover the review and negotiation of the draft Escrow Agency Agreement, establishment of the trust account on our system and communication with the Working Party.

                                    $500.00
                            (Payable upon Closing)



                                  Annual Fee
                                  ----------

To cover the ongoing administrative functions of the Escrow Agent in accordance with the terms and conditions of the Escrow Agency Agreement.

                                   $2000.00
(Payable upon Closing and in Advance of Annual Anniversary Dates)



                                   Expenses
                                   --------

Out-of-pocket expenses (capped at 4% of First Year Invoice), fees and disbursements, and services of an unanticipated or extraordinary nature are not included in the above schedule.

                                 Exhibit 4.2E
                             Form of Bill of Sale

Orthovita, Inc., a Pennsylvania corporation (hereinafter referred to as the "Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid to it by Implant Innovations, Inc., a Florida corporation (hereinafter referred to as the "Purchaser"), hereby sells, assigns, and transfers to the Purchaser the assets set forth on Schedules 1.7,
1.9 and 1.11 to the Asset Sale Agreement (referred to below) owned by the Seller and forming a portion of the Transferred Assets (as defined in the Asset Sale Agreement referred to below). Nothing in this Bill of Sale shall be construed to be a modification of, or limitation on, any provision of the Asset Sale Agreement dated as of ________________ ___, 2000 among the Seller, Vita Licensing, Inc. and the Purchaser, including the representations and warranties set forth therein.

DATED:  ______________

ORTHOVITA, INC.


By: ___________________________________
Title:

                                 Exhibit 4.2F
           Form of Termination Agreement for Distribution Agreement

Orthovita, Inc., a Pennsylvania corporation ("Orthovita") and Implant Innovations, Inc., a Florida corporation ("3i"), are parties to the Global Distribution Agreement, entered into April 29, 1998 for the purpose of facilitating the distribution and sale of Biogran" brand bone graft material. The parties hereby acknowledge and agree to terminate the Distribution Agreement in favor of the Asset Sale Agreement dated as of ______________. Upon execution of this Termination Agreement, the parties will cease to have any rights or obligations under the Global Distribution Agreement, except Sections 5, 6, 7, 8, 9, and 10 of the Global Distribution Agreement that survive under Section 7.3 thereof.

The parties hereby agree that any purchase orders entered into pursuant to the Global Distribution Agreement shall terminate with the execution of this Termination Agreement.


                                    ORTHOVITA, INC.

                                    By:  ___________________________
                                    Name:  _________________________
                                    Title:  ________________________


                                    IMPLANT INNOVATION, INC.

                                    By:  ___________________________
                                    Name:  _________________________
                                    Title:  ________________________

                                 Exhibit 4.2G
                        Form of Assignment of Contracts


           This ASSIGNMENT OF CONTRACTS ("Assignment") is entered into this ___ day of _________________, 2000, by and between ORTHOVITA, INC., a Pennsylvania corporation ("Assignor"), and IMPLANT INNOVATIONS, INC., a Florida corporation ("Assignee"). For valuable consideration, the parties hereto, each intending to be legally bound and to bind their respective successors and assigns, hereby covenant and agree as follows.

           1. For the purpose of performing the parties' respective obligations under the Asset Sale Agreement, dated as of ________________ ___, 2000, among Assignor, Vita Licensing, Inc., a Delaware corporation ("Vita Licensing), and Assignee (the "Asset Sale Agreement"), the Assignor hereby assigns, transfers and sets over unto Assignee, and Assignee hereby accepts, all of Assignor's rights, title and interest in and to the Contracts (as defined in Section 1.6 of the Asset Sale Agreement).

           2. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

           3. This Assignment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

           IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives on the date first above written.

                                             ORTHOVITA, INC.


                                             -----------------------------
                                             By:
                                             Title:


                                             IMPLANT INNOVATIONS, INC.


                                             -----------------------------
                                             By:
                                             Title:

                                 Exhibit 4.2H
                   Form of Legal Opinion of Sellers" Counsel


February ___, 2000

Implant Innovations, Inc.
4555 Riverside Drive
Palm Beach Gardens, FL 33410

Ladies and Gentlemen:

We have acted as counsel to Orthovita, Inc., a Pennsylvania corporation ("Orthovita"), and Vita Licensing, Inc., a Delaware corporation ("Vita", collectively with Orthovita, the "Sellers") in connection with the Asset Sale Agreement dated as of _____________ ___, 2000 (the "Asset Purchase Agreement"), among Orthovita, Vita, and Implant Innovations, Inc., a Florida corporation (the "Purchaser").

Terms that are defined in the Asset Sale Agreement and also used herein shall have the definitions set forth in the Asset Sale Agreement unless they are otherwise defined herein.

This opinion is being delivered pursuant to Section 4.2.8 of the Asset Sale Agreement. In connection with the opinions expressed below, we have examined and relied upon executed copies of the Asset Sale Agreement, the certificate or articles of incorporation and the bylaws of each of Orthovita and Vita. We have also examined and relied upon such other documents, instruments and certificates of public officials and made such other investigations of fact and law as we have deemed necessary.

We have assumed the genuineness of all signatures (other than the signatures of the applicable officers of the Sellers), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that the Asset Sale Agreement and all other agreements and documents contemplated by the Asset Sale Agreement (the "Ancillary Documents"), constitute legal, valid and binding obligations of all parties thereto (other than the Sellers).

As to certain matters of fact material to this opinion, we have, where such facts were not independently known to us, relied without independent investigation upon certificates of officers of the Sellers.

Based upon and subject to the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Orthovita is a corporation validly subsisting under the laws of the Commonwealth of Pennsylvania. Vita is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. Each Seller has the requisite corporate power and authority to carry on its business as, to our knowledge, it is now conducted.

3. Each Seller has all requisite corporate power and authority necessary to execute, deliver and perform its obligations under the Agreement and the Ancillary Documents.

4. The Agreement and the Ancillary Documents have been duly executed and delivered by each Seller.

5. The execution and delivery of the Agreement and the Ancillary Documents, performance by Sellers of their respective obligations under the Agreement and the Ancillary Documents and the exercise by Sellers of their respective rights created by the Agreement and the Ancillary Documents do not (i) violate the Articles of Incorporation or Bylaws of either Seller, (ii) to our knowledge, constitute a breach of or a default under any material agreement or instrument to which either Seller is a party or by which it or its assets are bound, (iii) to our knowledge, result in the creation of a mortgage, security interest or other encumbrance upon the assets of either Seller, (iv) violate any judgment, decree, injunction, writ or order of any court, arbitration or administrative tribunal, which judgment, decree, injunction, writ or order, known to us and binding on either Seller or its assets or (v) to our knowledge, violate any federal or Pennsylvania law, rule or regulation.

6. Except as disclosed in Schedule 6.1.5, to our knowledge, there is no action, suit or proceeding pending or threatened against either Seller that could reasonably be expected to have a material adverse effect on the applicable Seller or that in any manner draws into question the validity of the Agreement or the Ancillary Documents.

7. Except as disclosed in the next paragraph, the Agreement and the Ancillary Documents are valid and binding obligations of each Seller enforceable against the applicable Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws from time to time in effect that affect creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware, and the federal laws of the United States. To the extent that any opinion herein relates to matters governed by any laws other than the laws to which the opinions expressed herein are limited, we have assumed that such laws are the same in all relevant respects as the laws of the Commonwealth of Pennsylvania. In addition, our opinions expressed in paragraph 1 above as to the subsistence of Orthovita and existence in good standing of Vita are based solely on certificates of valid subsistence or legal existence or good standing issued by the Secretaries of State of the Commonwealth of Pennsylvania or the State of Delaware and have the meanings imparted by such certificates.

Wherever we have stated that we have assumed any matter or relied or based our opinion upon any representation or advice, it is intended to indicate that we have assumed such matter or relied or based our opinion upon such representation or advice without making any factual, legal or other inquiry or investigation, and without expressing any opinion or conclusion of any kind concerning such matter; no inference as to our knowledge of any matters bearing on the accuracy of any such statement or opinion should be drawn from the fact of our representation of the Sellers.

In rendering the foregoing opinions and advice, whenever a statement set forth herein is qualified to "our knowledge" or limited to matters "known to us" or by any similar phrase, it is intended to indicate that, during the course of our representation of the Sellers, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in our firm who have rendered legal services in connection with the transactions contemplated by the Asset Sale Agreement. However, we have not undertaken any independent investigation to determine the accuracy of such statement and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Sellers.

No opinion is expressed herein with respect to any provisions of the Asset Sale Agreement or Ancillary Documents that purport to specify certain governing laws, the jurisdictions in which legal proceedings may be instituted or methods of resolving disputes. In addition, no opinion is expressed herein as to any of the topics listed under Section 19 "Specific Legal Issues" of the Third-Party Legal Opinion
                                                       -------------------------
Report, published in 1991 by the Section of Business Law of the American Bar
------
Association.

The opinions expressed herein are solely for the benefit of you in connection with the Asset Sale Agreement and Ancillary Documents and may not be relied on in any manner or for any purpose by any other Person; nor may copies be furnished to any other Person without the prior written consent of this firm.

Very truly yours,


MORGAN, LEWIS & BOCKIUS LLP

                                 Exhibit 4.3A
                 Form of Legal Opinion of Purchaser"s Counsel


February ___, 2000

Orthovita, Inc.
45 Great Valley Parkway
Malvern, PA 19355

Vita Licensing, Inc.
300 Delaware Avenue
Suite 900, 9/th/ Floor
MC-DE5403
Wilmington, DE 19801

Ladies and Gentlemen:

We have acted as counsel to Implant Innovations, Inc., a Florida corporation (the "Company"), in connection with the Asset Sale Agreement dated as of February ___, 2000 (the "Agreement") by and among Orthovita, Inc., Vita Licensing, Inc. and the Company. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord (as defined below), as the case may be. We are delivering this Opinion Letter at the request of our clients pursuant to Section
4.3.4 of the Agreement.

Except as otherwise expressly modified herein to the contrary, this Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord and commentary thereto (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction with the Accord.

In our capacity as counsel to the Company, we have examined signed copies of the Transaction Documents to which the Company is a party. With respect to various questions of fact material to this Opinion Letter, we have relied upon (i) the representations and warranties made by the Company in the Transaction Documents and (ii) the Certificate of ____________, ___________ of the Company, attached to this Opinion Letter as Attachment A.

Based upon and subject to the foregoing, and subject to the qualifications that follow, it is our opinion that:

1. The Company is incorporated under the laws of the State of Florida and its status is active.

2. To our Knowledge, the Company has the corporate power and authority to conduct its business as it is now being conducted.

3. The Company has the corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations under the Transaction Documents.

4.   The Transaction Documents have been executed and delivered by the Company.

5. The execution and delivery of the Transaction Documents, performance by the Company of its obligations under the Transaction Documents and the exercise by the Company of the rights created by the Transaction Documents do not
     (i) violate the Company's Constituent Documents; (ii) to our Knowledge, constitute a breach of or default under any material agreement or instrument to which the Company is a party or by which it or its assets are bound; (iii) to our Knowledge, result in the creation of a mortgage, security interest or other encumbrance upon the assets of the Company; (iv) to our Knowledge, violate any judgment, decree or order of any court or administrative tribunal, which judgment, decree or order is binding upon the Company or its assets; or (v) to our Knowledge, violate any Federal or Florida law, rule or regulation.

6. The Agreement and the Transaction Documents are enforceable against the Company.

The opinions expressed herein are specifically limited to the Federal Law and the Laws of the State of Florida.

This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

Pursuant to Section 21 of the Accord, the phrase "Primary Lawyer Group," as used in the Accord is hereby modified. For purposes of applying the Accord to this Opinion Letter, the Primary Lawyer Group means the lawyers of this firm who have given substantive legal attention to the representation of the Company in connection with the Agreement and the transactions contemplated by it.

Subject to the foregoing, this Opinion Letter may be relied upon by you only in connection with the Agreement and the Transaction Documents and the transactions contemplated thereby, and may not be used or relied upon by you or any other person, firm, corporation or entity for any other purpose whatsoever, except to

Orthovita, Inc.
Vita Licensing, Inc.
February ___, 2000
Page 75

the extent authorized in the Accord, without our prior express written consent in each such instance.

Very truly yours,



STEEL HECTOR & DAVIS LLP



KAP/TGO/JIM

                                 ATTACHMENT A

                         CERTIFICATE OF _____________
                AS ______________ OF IMPLANT INNOVATIONS, INC.


I am _________ of Implant Innovations, Inc., a Delaware corporation (the "Company"). I give this Certificate as support for factual matters contained in the Opinion Letter of Steel Hector & Davis LLP ("SHD") delivered to Orthovita, Inc. and Vita Licensing, Inc. (collectively, "Sellers") in connection with the Asset Sale Agreement (the "Agreement") dated as of February ___, 2000 among Sellers and the Company. All information in this Certificate is given as of today. Capitalized terms used in this Certificate are defined as set forth in the Agreement.

1. A true and correct copy of each of the Company's Articles of Incorporation and Bylaws as currently in effect has previously been provided to SHD and has not been rescinded or repealed.

2. The Company has not approved dissolution and has not taken any other steps leading to its dissolution.

3. The Company has adopted resolutions authorizing the Company to take all actions required to be taken by it in connection with the transactions contemplated by the Agreement and the related documents and agreements (collectively, the "Transaction Documents").

4. The Company has delivered to SHD all of the documents that may affect authorization of the Agreement. All of the documents delivered are true and correct and have not been rescinded or repealed.

5. The Company is not a party to any agreement or instrument that may adversely affect the Transaction Documents and is not subject to any restrictions, judgments, orders, decrees, actions, claims, investigations or other proceedings that may adversely affect the transactions contemplated by the Transaction Documents.

6.   The Company's books and records are complete.


Dated: February ___, 2000
          __________________________________
                                                     ----------, ------------
                                                     Implant Innovations, Inc.

Orthovita, Inc.
Vita Licensing, Inc.
February ___, 2000
Page 2

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